                                                                    EXHIBIT 10.1

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                               FINANCING AGREEMENT

                           Dated as of April 15, 1998

                                     Between

                              ENERGY PARTNERS, LTD.

                                       and

                            ENERGY INCOME FUND, L.P.




                        THIS FINANCING AGREEMENT IS TO BE
                          GOVERNED BY MASSACHUSETTS LAW


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                                TABLE OF CONTENTS

                                                                                                              Page No.

FINANCING AGREEMENT...............................................................................................1

ARTICLE 1         DEFINITIONS.....................................................................................1
                  1.1      Definitions............................................................................1
                  1.2      Accounting Terms......................................................................11
                  1.3      Petroleum Terms.......................................................................11
                  1.4      Singular and Plural...................................................................11
                  1.5      Amendment of Defined Instruments......................................................11

ARTICLE 2         THE LOANS .....................................................................................12
                  2.1      Development Loan......................................................................12
                  2.2      The Notes.............................................................................13
                  2.3      Interest..............................................................................13
                  2.4      Interest Upon Default.................................................................14
                  2.5      Repayment of Principal and Interest on the Development Loan...........................14
                  2.6      Optional Prepayment...................................................................14
                  2.7      Payment Procedure.....................................................................15
                  2.8      Overriding Royalty....................................................................15
                  2.9      Collateral/Indebtedness Ratio.........................................................16

ARTICLE 3         ADDITIONAL FINANCING RIGHT OF FIRST REFUSAL....................................................17
                  3.1      Additional Financing Right of First Refusal...........................................17

ARTICLE 4         SECURITY AND ASSIGNMENT........................................................................19
                  4.1      Collateral............................................................................19
                  4.2      Assignment............................................................................21
                  4.3      Limitation on Recourse................................................................23

ARTICLE 5         REPRESENTATIONS AND WARRANTIES.................................................................25
                  5.1      Organization; Charter and Bylaws of Borrower..........................................25
                  5.2      Authority of Borrower.................................................................25
                  5.3      No Violation..........................................................................25
                  5.4      Litigation............................................................................25
                  5.5      Financial Statements..................................................................26
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
                  5.6      Compliance with Licenses and Laws.....................................................26
                  5.7      Investments and Guaranties............................................................26
                  5.8      Title to Properties...................................................................26
                  5.9      Casualties; Taking of Properties......................................................27
                  5.10     ERISA.................................................................................27
                  5.11     Environmental Liabilities.............................................................27
                  5.12     Taxes.................................................................................28
                  5.13     No Event of Default...................................................................28
                  5.14     Investment Company Act................................................................29
                  5.15     Public Utility Holding Company Act....................................................29
                  5.16     Location of Business and Offices......................................................29
                  5.17     No Misstatement.......................................................................29
                  5.18     Foreign Person........................................................................29
                  5.19     Arrangements Relating to Operations and Production....................................29
                  5.20     Gas Contracts.........................................................................29
                  5.21     No Indebtedness to Shareholders, Officers, Directors or Affiliates....................29
                  5.22     Capitalization........................................................................29
                  5.23     Organization of EIF...................................................................30
                  5.24     Authority of EIF......................................................................30

ARTICLE 6         THE CLOSINGS; CONDITIONS PRECEDENT.............................................................31
                  6.1      Time and Place of Closings............................................................31
                  6.2      Conditions Precedent to the Development Loan Closing.  ...............................31
                                    (a)     Corporate Documents..................................................31
                                    (b)     Representations and Warranties True..................................32
                                    (c)     Compliance with Covenants............................................32
                                    (d)     Absence of Event of Default..........................................32
                                    (e)     Opinion of Borrower's Counsel........................................32
                                    (f)     Financial Condition..................................................32
                                    (g)     Legal Matters.  .....................................................32
                                    (h)     Access to Information; Due Diligence.  ..............................33
                                    (i)     Loan Documents.......................................................33
                                    (j)     Stock Certificate....................................................33
                                    (k)     Capitalization.......................................................33
                                    (l)     Other Matters........................................................34
                                    (m)     Development Plan and Budget..........................................34
                                    (n)     Security Instruments Recorded.  .....................................34
                                    (o)     Title................................................................34
                                    (p)     No Liens.............................................................34
                                    (q)     Overriding Royalty Interests.........................................34
                                    (r)     Transfer Orders and Letters in Lieu..................................34
                                    (s)     Executed Contracts and Instruments...................................34
                                    (t)     Purchasers of Production.............................................35

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

                                    (u)     Operator of the Properties...........................................35
                                    (v)     Assignment of Lien on the Properties.................................35
                                    (w)     Operating Agreements and/or Oil and Gas Leases for the Properties....35
                                    (x)     Escrow Account.......................................................35
                                    (y)     Approved Transactions................................................36
                                    (z)     Absence of Event of Default..........................................36
                  6.3      Conditions Precedent to Release of Funds from Escrow Account..........................36
                                    (a)     Project Status Report................................................36
                                    (b)     Request for Escrow Disbursement......................................36
                                    (c)     Miscellaneous........................................................37
                  6.4      Termination...........................................................................37

ARTICLE 7         COVENANTS OF BORROWER..........................................................................38
                  7.1      Punctual Payment and Performance......................................................38
                  7.2      Records and Accounts..................................................................38
                  7.3      Financial Statements, Certificates and Information....................................38
                  7.4      Corporate Existence; Maintenance of Collateral........................................40
                  7.5      Title to Properties...................................................................40
                  7.6      Mineral Interests.....................................................................40
                  7.7      Contract Approval.....................................................................40
                  7.8      Insurance.............................................................................41
                  7.9      Taxes and Other Claims................................................................41
                  7.10     Inspection of Properties and Books....................................................41
                  7.11     Compliance with Laws, Contracts, Licenses and Permits.................................42
                  7.12     Litigation............................................................................42
                  7.13     Further Assurances....................................................................42
                  7.14     Notices...............................................................................42
                  7.15     Use of Proceeds.......................................................................42
                  7.16     Dividends, Distributions and Redemptions..............................................43
                  7.17     Nature of Business....................................................................43
                  7.18     Restrictions on Liens.................................................................43
                  7.19     Collateral Sales......................................................................43
                  7.20     Sale or Discount of Receivables.......................................................43
                  7.21     Affiliate Transactions................................................................43
                  7.22     Financial Covenants...................................................................43
                  7.23     Key Employees.........................................................................44
                  7.24     Environmental Laws Compliance.........................................................44
                  7.25     Company Name and Address..............................................................45
                  7.26     Mergers and Sales of Assets...........................................................45
                  7.27     Change of Control.....................................................................45
                  7.28     Operation of Assets...................................................................45

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

                  7.29     Borrower as Operator..................................................................45
                  7.30     ERISA Compliance......................................................................46
                  7.31     Additional Information................................................................46
                  7.32     No Loans or Guarantees to Officers, Directors, or Shareholders/Partners...............46
                  7.33     Salaries and Bonuses..................................................................46
                  7.34     Foreclosure...........................................................................47
                  7.35     Updates to Purchasers of Production Information.......................................47
                  7.36     No Issuance of Equity.................................................................47

ARTICLE 8         EVENTS OF DEFAULT; ACCELERATION................................................................48

ARTICLE 9         INDEMNIFICATION................................................................................51
                  9.1      Environmental Indemnity...............................................................51
                  9.2      GENERAL INDEMNITY.....................................................................52

ARTICLE 10        EXPENSES.......................................................................................54

ARTICLE 11        NOTICES; MISCELLANEOUS.........................................................................55
                  11.1     Notices...............................................................................55
                  11.2     Miscellaneous.........................................................................56
                                    (a)     ENTIRE AGREEMENT.....................................................56
                                    (b)     GOVERNING LAW........................................................56
                                    (c)     Headings.............................................................56
                                    (d)     Parties in Interest..................................................57
                                    (e)     No Third Party Beneficiaries.........................................57
                                    (f)     Severability.........................................................57
                                    (g)     Counterparts.........................................................57
                                    (h)     Renewal, Extension or Rearrangement..................................57
                                    (i)     Cumulative Rights....................................................57
                                    (j)     Consents, Amendments, Waivers, Etc.  ................................57
                                    (k)     Jurisdiction.........................................................58
                                    (l)     WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. ........................58
                                    (m)     Agent for Service....................................................58
         EXHIBITS................................................................................................60
         SCHEDULES...............................................................................................61


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                              FINANCING AGREEMENT

         FINANCING AGREEMENT ("Agreement"), dated as of this 15th day of April, 1998, by and between Energy Partners, Ltd., a Delaware corporation ("Borrower"), and Energy Income Fund, L.P., a Delaware limited partnership ("EIF").

                                    RECITALS

         WHEREAS, Borrower intends to enter into an agreement with Chevron U.S.A. Production Company ("Chevron") to conduct a drilling program on Main Pass Blocks 122 and 133, Offshore Louisiana (the "Chevron Agreement");

         WHEREAS, Borrower intends to enter into agreements relating to the development, production and management of oil and gas properties (along with the Chevron Agreement, the "Proposed Oil and Gas Agreements") and certain working capital of Borrower;

         WHEREAS, Borrower has requested EIF to make a loan described herein as the "Development Loan" to Borrower to finance a portion of the costs relating to Borrower's obligations under the Proposed Oil and Gas Agreements that satisfy certain conditions ("Approved Transactions");

         WHEREAS, Borrower has agreed to pledge all its interests in certain oil and gas properties described in the Proposed Oil and Gas Agreements and other assets and items described in Section 4.1 herein as collateral for the loan;

         WHEREAS, as a condition to EIF entering into this Agreement and as consideration hereunder, Borrower has agreed to sell EIF a fifty percent (50%) equity interest in Borrower pursuant to a Stock Purchase Agreement;

         WHEREAS, as a condition to EIF entering this Agreement and as consideration hereunder, Borrower and Borrower's shareholders have agreed to enter into a Stockholders' Agreement with EIF;

         WHEREAS, EIF is willing to make the requested loans on the terms and conditions hereinafter specified;

         NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration the adequacy of which is expressly acknowledged, the parties hereby agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

         1.1 Definitions. The following terms shall have the meanings set forth herein:

         "Additional Financings" shall have the meaning set forth in Section 2.1(b).

         "Additional Loan" shall have the meaning set forth in Section 3.1.

         "Affiliate" shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person and any other Person that is an officer, director, or full time employee of such other Person.

         "AFE" shall mean, with respect to each development project to be paid for by Borrower with the proceeds of a portion of the Development Loan, a document that is referred to as the

         Authority for Expenditure. Such document must have received all required approvals of the participating working interest owners as required by any applicable operating agreement relating to the property to be developed.

         "Agreement" shall mean this Financing Agreement (as amended from time to time), including all exhibits and schedules attached hereto.

         "Approved Transactions" shall have the meaning set forth in Section
6.2.

         "Base Interest" shall have the meaning set forth in Section 2.3(a).

         "Borrower" shall mean Energy Partners, Ltd., a Delaware corporation.

         "Business Day" shall mean any day on which national banking institutions in Massachusetts are open for the transaction of banking business.

         "Change of Control" shall mean any transaction that results in, or as a consequence of which, the power to direct the management or policies, whether through ownership of voting securities, by merger, by agreement, or otherwise of Borrower, or Borrower is acquired directly or indirectly by any Person ("Acquiring Person"), or by any group of which such Acquiring Person is a member. For purposes of this definition, the term "group" has the meaning ascribed thereto under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. Without limiting the generality of the foregoing, the power to direct the management or policies of Borrower shall be deemed to include any transaction whereby

                  (A) any such Acquiring Person or group in which such Acquiring Person is a member acquires in the aggregate beneficial ownership of more than fifty percent (50%) of the outstanding voting securities or other ownership interests carrying voting rights of Borrower; or

                  (B) any such Acquiring Person or group in which such Acquiring Person is a member acquires the right to appoint or cause to be appointed or elected as a director or


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

         comparable position of Borrower, any individual named by such Acquiring Person or group.

         "Chevron" shall mean Chevron U.S.A. Production Company.

         "Chevron Cash Flow from Operations" shall mean gross cash receipts from the sale of Hydrocarbons plus any other proceeds attributable to the Proposed Oil and Gas Agreements less (i) all production, severance and ad valorem taxes incurred and/or paid to governmental entities, (ii) all lease royalties and burdens incurred and/or paid which are of record as of the first Funding, including Overriding Royalty Interests to be conveyed by Borrower to third parties, if any, (iii) routine operating expenses incurred and/or paid in connection with the Properties (including without limitation gathering, transportation and processing fees), (iv) workover expenditures incurred and/or paid on the Properties that are not funded by EIF, and (v) franchise and income taxes incurred and/or paid by Borrower.

         "Chevron Final Payment Date" shall mean the date three years after the Initial Funding and shall be the date on which the final installment of principal and interest on the Chevron Financing is due and payable.

         "Chevron Financing" shall have the meaning set forth in Section
2.1(a).

         "Chevron Properties" shall mean those properties that make up a drilling program on Platform A of Main Pass Blocks 122 and 133, Offshore Louisiana, as more particularly described in Exhibit B hereto.

         "Closing" shall mean the Development Loan Closing.

         "Closing Date" shall mean the Development Loan Closing Date.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations and published interpretations thereunder. Section references to the Code and its regulations are to those provisions as in effect at the date of this Agreement, together with any subsequent provisions of the Code that amend, supplement, or replace the provisions to which reference is made.

         "Collateral" shall have the meaning set forth in Section 4.1.

         "Default" shall have the meaning set forth in Section 8.1.

         "Default Rate" shall mean the interest rate chargeable upon default, as described in Section 2.4.



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         "Description of Collateral" shall mean a description of the Collateral owned at the time in question by Borrower, containing such information as may be acceptable to EIF, and in legally sufficient form for creation of an EIF
Lien thereon.

         "Development Loan" shall mean the loan, or loans, made by EIF to Borrower pursuant to Section 2.1 of this Agreement.

         "Development Loan Closing" shall mean the satisfaction of the conditions precedent to and the funding of any part of the Development Loan, as set forth in Section 6.2.

         "Development Loan Closing Date" shall have the meaning set forth in
Section 6.1.

         "Development Note" shall have the meaning set forth in Section 2.2.

         "Development Plan and Budget" shall mean a semiannual development plan and budget prepared by Borrower and approved by EIF that describes each development project, together with the expected cost, that Borrower desires to finance with the Loans.

         "EIF" shall mean Energy Income Fund, L.P., a Delaware limited partnership.

         "EIF Liens" shall mean Liens in favor of EIF securing the Loans.

         "Employee Benefit Plan" shall mean any deferred compensation, retirement, severance, health or other plan or program constituting an "employee benefit plan" as defined in Section 3(3) of ERISA maintained or previously maintained for employees of Borrower or any ERISA Affiliate, or in which any such employees participate or participated, other than a Multiemployer Plan. "Employee Benefit Plan" shall include plans that would otherwise be exempted from Section 3(3) of ERISA by Department of Labor Regulation Section 2510.3-3 (as plans covering only partners or other self-employed individuals).

         "Energy Partners" shall mean Energy Partners, Ltd., a Delaware corporation located in New Orleans, Louisiana.

         "Environmental Complaint" shall mean any citation, complaint, demand, order, or notice by any person, association, entity, or governmental authority alleging, asserting or claiming that Borrower or any of the Properties: (i) is in material violation of applicable Environmental Laws, (ii) does not comply in all material respects with applicable Environmental Laws, or (iii) does not have or maintain all material permits, licenses, and/or approvals required under applicable Environmental Laws.

         "Environmental Laws" shall mean any one or more of the following: (i) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. Section 9601 et seq.



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         ("CERCLA"), (ii) the Resource Conservation and Recovery Act, as
amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C. Section 6901 et seq. ("RCRA"), (iii) the Clean Air Act, 42 U.S.C. Section 7401 et seq.,
(iv) the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.,
(v) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., (vi) the Federal Safe Drinking Water Act, 42 U.S.C. Section Section 300f to 300j-11,
(vii) the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C.
Section 1101 et seq., (viii) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., (ix) the Louisiana Environmental Quality Act LSA-R.S. 30:2001 et seq., (x) Section XV of Statewide Order 29-B of the Louisiana Conservation Commission, and (xi) all other foreign, federal, state, tribal and local laws (whether common or statutory), rules, regulations, consent agreements, compliance schedules, and orders directly and/or indirectly relating to public health and safety, air pollution, water pollution, noise control, wetlands, oceans, waterways, and/or the presence, use, generation, manufacture, transportation, processing, treatment, handling, discharge, release, disposal, or recovery of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or materials and/or underground storage tanks, as each of the foregoing laws, rules, regulations and orders may be amended, supplemented, and/or reauthorized from time to time.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder. Section references to ERISA and its regulations are to those provisions as in effect at the date of this Agreement, together with any subsequent provisions of ERISA that amend, supplement, or replace the provisions to which reference is made.

         "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) that, together with Borrower, would be treated as a single employer under Section 4001(b) of ERISA or that would be deemed to be a member of the same "controlled group" within the meaning of Section 414(b), (c), (m), and (o) of the Code (provided, however, that when the subject of the provision is a Multiemployer Plan only subsections (b) and (c) of Section 414 shall be taken into account).

         "Escrow Account" shall mean the account into which a portion of the proceeds of the Loans is placed.

         "Escrow Agreement" shall mean the agreement pursuant to which a portion of the proceeds of the Development Loan are placed in escrow and released to Borrower.

         "Event of Default" shall have the meaning set forth in Section 8.1.

         "Final Payment Date" shall mean the date on which the final installment of principal and interest on the Loans (except the Chevron Financing) is due and payable, which date shall be agreed upon by Borrower and EIF.



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         "Financial Statements" shall the balance sheet and related statements of income, retained earnings, and cash flow as of the date and for the fiscal period specified, prepared in comparative form with the preceding corresponding fiscal period (if any) under GAAP consistently applied.

         "Funding" shall mean the funding of any advance under any Loan.

         "Funding Date" shall mean the date on which any Funding occurs.

         "GAAP" shall mean generally accepted accounting principles as presently promulgated by the Financial Accounting Standards Board (FASB), as amended from time to time by FASB or any successor authority.

         "Hazardous Materials" shall mean any one or more of the following substances, wastes and materials:

         (a) Any substance, waste or material defined as a "hazardous substance," "hazardous material," "hazardous waste," "pollutant," "contaminant," "toxic material," or "toxic substance," in any of the applicable Environmental Laws, or in the standards, criteria, rules and/or regulations promulgated pursuant to any of said Environmental Laws (including without limitation Hydrocarbons); and

         (b) Any substance, waste or material, the presence of which requires investigation or remediation under any Environmental Laws.

         "Hydrocarbons" shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith, and all products, by-products and all other substances derived therefrom or the processing thereof.

         "Indebtedness" shall mean, as to any Person, all items that would, in conformity with GAAP, be classified as liabilities or contingent liabilities of such Person, but in any event including without limitation (a) all obligations under leases that have been, or under GAAP are required to be, capitalized, (b) all indebtedness endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse, and (c) all indebtedness in effect guaranteed, directly or indirectly, by such Person.

         "Indemnified Party" shall have the meaning set forth in Section 9.1.

         "Initial Funding" shall mean the Funding of up to $3,466,000 of the Chevron Financing as set forth in Section 2.1(a)(i)-(v).

         "Internal Rate of Return" shall mean the return calculation based on projected monthly cash flows, which cash flows include (i) projected advances from EIF; (ii) a repayment schedule agreed upon by Borrower and EIF; (iii) income attributable to EIF's overriding royalty interests as projected in the most recent reserve report prepared by LaRoche Petroleum Consultants, Ltd., or other acceptable engineering firm. An example of this calculation is attached hereto as Exhibit A.

         "Internal Reserve Report" shall mean a report prepared by Borrower's internal engineers or third party engineers working for Borrower, which report shall, among other things, (a) identify the wells covered thereby, (b) specify such engineers' estimate of the total volume of reserves (the "available reserves") (using the categories "proved developed producing reserves," "proved developed nonproducing reserves," and "proved and undeveloped reserves") attributable to the Collateral and (c) set forth such engineers' estimate with respect to the projected future rate of production of the available reserves.

         "Limited Personal Recourse Agreement" shall mean that certain agreement between Richard A. Bachmann, in his personal capacity, and EIF, substantially in the form of Exhibit F hereto.

         "Loans" shall mean the loans made by EIF to Borrower pursuant to this Agreement, including the Development Loan.

         "Loan Documents" shall mean this Agreement, the Notes, the Stockholders' Agreement, the Employment and Stock Ownership Agreements, the Stock Purchase Agreement, the Limited Personal Recourse Agreement, the Escrow Agreement, all Security Instruments, all documents creating, evidencing, and perfecting the Overriding Royalty Interests, and all other agreements, certificates, instruments, or other documents required to be executed and delivered by Borrower under the terms of this Agreement.

         "Mineral Interests" shall mean rights, estates, titles and interests in and to oil, gas or other mineral (or any combination thereof) leases (and all extensions, amendments, ratifications and subleases thereof or thereunder) and any mineral interests, royalty and overriding royalty interests, production payment and net profits interests, mineral fee interests and rights therein, including, without limitation, any reversionary or carried interests relating to the foregoing, together with rights, titles and interests created by or arising under the terms of any unitization, communitization and pooling agreements or arrangements, pooling designations and pooling orders, and all properties, rights and interests covered thereby, whether arising by contract, by order or by operation of law, which now or hereafter include all or any part of the foregoing.

         "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA.


         "Note" shall mean the Development Note.

         "Notes" shall mean the Development Note and any other promissory note described in this Agreement.

         "Overriding Royalty Interests" shall have the meaning set forth in
Section 2.8.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA or other applicable federal law.

         "Permits" shall mean all governmental licenses, permits, certificates, orders, concessions, grants, franchises, approvals and authorizations necessary for the conduct of the business of Borrower.

         "Permitted Liens" shall mean (a) liens to secure taxes, assessments, and other governmental charges or claims for labor, material or supplies (including but not limited to Liens granted under operating agreements) in respect of obligations not overdue, not delinquent or that are being diligently contested in good faith and by appropriate proceedings, provided that Borrower shall have set aside on its books adequate reserves therefor; (b) compulsory units formed by any government authority; (c) matters affecting title to the Collateral disclosed in Exhibit C hereto, including, but not limited to, easements and rights of way granted by Borrower or any of Borrower's predecessors in title to the Collateral to the extent necessary to conduct operations thereon; (d) EIF Liens; and (e) liens created by Borrower in favor of third parties on properties for which Borrower has obtained financing from sources other than EIF pursuant to Section 3.1.

         "Person" shall mean any natural person, sole proprietorship, corporation, general partnership, limited partnership, limited liability company, union, association, court, agency, government, tribunal, instrumentality, commission, arbitrator, board, bureau, or other entity or authority.

         "PMC" shall mean Production Management Corporation a Louisiana corporation located in Harvey, Louisiana.

         "PMC Agreement" shall mean that certain agreement, as amended, between PMC and Borrower.

         "Prohibited Transaction" shall mean any transaction set forth in
Section 406 of ERISA or Section 4975 of the Code.

         "Properties" shall mean Borrower's interests in and under the oil and gas properties described in the Proposed Oil and Gas Agreements, collectively; but shall not include oil and gas properties acquired by Borrower with financing from a source other than EIF pursuant to Section 3.1.

         "Proposed Gas Contracts" shall have the meaning set forth in Section
7.7.

         "Proposed Oil and Gas Agreements" shall mean those agreements between Borrower and third parties relating to the development, production and management of oil and gas properties owned by such third parties, including without limitation the letter of intent and Farmout Agreement between Borrower and Chevron.

         "Project IRR" shall mean the return calculation based on the projected monthly cash flows, which cash flows shall include (i) all projected capital expenditures; (ii) oil and gas revenues by a third party engineering report acceptable to EIF, which report shall use trailing twelve month average prices and which report shall be risked by the standard EIF reserve risk parameters which count proved developed producing reserves at 100%, proved behind pipe reserves and proved developed nonproducing reserves at 70% and proved undeveloped reserves at 50%; and (iii) operating expenses and production taxes as calculated by a third party engineering report acceptable to EIF.

         "Reportable Event" shall mean any event described in Section 4043(b) of ERISA with respect to an Employee Benefit Plan subject to Title IV of ERISA, other than those as to which the PBGC has waived the notice requirement.

         "Request for Escrow Disbursement" shall mean the document substantially in the form of Exhibit L hereto.

         "Requirement of Law" shall mean, as to any Person, the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person and any law, treaty, rule or regulation, any determination of an arbitrator or a court or other governmental authority or agency, or the terms of any license, permit, certificate, authorization or other direction or requirement (including, without limitation, any of the foregoing which relate to energy regulations, drilling or production regulations, occupational, safety and health standards or controls, and Requirements under the Environmental
Laws), in each case applicable to or binding upon such Person or to which any of its property is subject.

         "Reserve Report" shall mean a report prepared by a firm designated by EIF on the basis of findings and data as of the last day of each calendar year and on the basis of product price assumptions equal to the trailing twelve (12) month weighted average wellhead price held flat for the life of the wells, which report shall, among other things, (a) identify the wells covered thereby,
(b) specify such engineers' estimate with respect to the total volume of reserves (the "available reserves") (using the terms or categories "proved developed producing reserves," "proved developed nonproducing reserves" and "proved and undeveloped reserves") attributable to the Collateral, (c) set forth such engineers' estimate with respect to the present worth of the projected cash flow from such reserves, and (d) set forth such engineers' estimate with respect to the projected future rate of production of the available reserves.

         "Royalty Rate" shall have the meaning set forth in Section 2.8.

         "Security Instruments" shall mean such instruments or documents that grant EIF a Lien in the Collateral, including, but not limited to, deeds of trust or mortgages, security agreements, collateral mortgage notes, collateral mortgages, collateral assignments, subordination agreements, financing statements, waivers, assignments and assignments of interests in such instruments and documents.

         "Stock Purchase Agreement" means that certain agreement by and between Borrower and EIF, attached hereto as Exhibit G.

         "Stockholders' Agreement" shall mean that certain agreement by and among Borrower, EIF, Richard A. Bachmann and the other individuals identified therein, attached hereto as Exhibit K.

         "Termination Event" shall mean (i) a Reportable Event; (ii) the withdrawal of Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer," as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan; (iii) submission to a governmental authority of a request for a waiver of minimum funding standards required by ERISA or the Code, with respect to any Employee Benefit Plan; (iv) the existence or likely creation of a lien under ERISA or the Code on Borrower or any ERISA Affiliate on account of any Employee Benefit Plan; (v) the disclosure to affected parties of a notice of intent to terminate an Employee Benefit Plan under Section 4041 of ERISA other than in a "standard termination" within the meaning of Section 4041 of ERISA; (vi) the institution of proceedings by the PBGC to terminate an Employee Benefit Plan under Section 4042 of ERISA; (vii) any other event or condition that might reasonably constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Benefit Plan; (viii) the commencement or, to the knowledge of Borrower, likely commencement of a proceeding against Borrower or any ERISA Affiliate under Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; or (ix) any other event or condition reasonably indicating that Borrower or any ERISA Affiliate will or may incur any material liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from an Employee Benefit Plan or Multiemployer Plan under Section 4062, 4063, 4064, 4201, or 4204 of ERISA.

         "Third Party Lien" shall mean any interest in property or any interest or right in any contract securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, deed of trust, lease, claim or right of a mechanic or materialman supplying materials or labor, encumbrance, pledge, hypothecation, assignment, conditional sale, trust receipt, deposit arrangement, charge, encumbrance, statute or other security agreement or arrangement of any kind or nature whatsoever creating in favor of any creditor a right in respect of any particular asset that is prior to the right of any other creditor in respect of such asset.

         "Title Lien" shall also include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property.

         "UCC" shall mean La.R.S. 10:1-101 et seq. and the Uniform Commercial Code as adopted by any other state in which the Collateral is located.

         "Unfunded Current Liability" of any Employee Benefit Plan shall mean the amount, if any, by which the present value of the accrued benefits under the plan as of the close of its most recent plan year exceeds the value, determined in accordance with Section 412 of the Code, of the plan's assets.

         "Value" when used in reference to the Collateral, shall mean the discounted present worth of the net revenues from the proved developed producing oil and gas properties (using a discount rate of 15%) and product price assumptions equal to the trailing twelve (12) month weighted average wellhead price held flat for the life of the wells as projected in the most recent Reserve Report.

         "Withdrawal Liability" shall have the meaning given such term under
Part 1 of Subtitle E of Title VI of ERISA.

         1.2 Accounting Terms. Accounting terms used herein and not otherwise defined herein shall be construed in accordance with GAAP.

         1.3 Petroleum Terms. As used herein, the terms "proved reserves," "proved developed reserves," "proved developed producing reserves," "proved developed nonproducing reserves" and "proved and undeveloped reserves" shall have the meaning given such terms from time to time and at the time in question by the Society of Petroleum Engineers of the American Institute of Mining Engineers.

         1.4 Singular and Plural. Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.

         1.5 Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement that refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize or commit EIF to any such renewal, extension, modification, amendment or restatement.

                                    ARTICLE 2
                                    THE LOANS

         2.1 Development Loan.

                  (a) Subject to the terms and conditions set forth in this Agreement, EIF agrees to make a loan to Borrower (the "Chevron Financing") in the principal amount of up to Eight Million Two Hundred Sixteen Thousand Two Hundred Fifty Dollars ($8,216,250) for the following purposes:

                           (i) up to One Million Five Hundred Forty-One
         Thousand Two Hundred Fifty Dollars ($1,541,250) to finance cost of drilling and completing the first well (Well #6) on the Chevron Properties;

                           (ii) up to One Million Three Hundred Seventy
         Thousand Dollars ($1,370,000) to be funded into escrow, to drill and complete the second well on the Chevron Properties;

                           (iii) up to Two Hundred Thousand Dollars ($200,000) to provide Borrower with working capital;

                           (iv) up to Two Hundred Thousand Dollars ($200,000) to pay EIF's costs and expenses;

                           (v) up to One Hundred Fifty-Five Thousand Dollars ($155,000) to pay for insurance costs; and

                           (vi) up to Four Million Seven Hundred Fifty Thousand Dollars ($4,750,000) to finance the drilling of additional wells on the Chevron Properties.

                  (b) Subject to the terms and conditions set forth in this Agreement, EIF agrees to make additional loans to Borrower ("Additional Financings") in the aggregate principal amount of up to Eleven Million Seven Hundred Eighty-Three Thousand Seven Hundred Fifty Dollars ($11,783,750) to finance costs relating to Borrower's obligations under the Proposed Oil and Gas Agreements that satisfy certain conditions set forth in Section 6.2 ("Approved Transactions") and a portion of Borrower's general administrative expenses. The Additional Financings and the Chevron Financing are collectively referred to as the "Development Loan" herein.

                  (c) Upon (i) satisfaction of each of the conditions set forth in Article 6, and (ii) providing EIF with written notice not less than twenty
(20) days prior to any Funding, the Development Loan may be funded through one or more Fundings to finance one or more Approved Transactions; provided however, that any amounts under the Development Loan which are not funded by April 1, 2000, will be canceled effective April 1, 2000. Each Additional Funding shall be documented by either an amendment to this Agreement or by a side letter between EIF and Borrower, at the discretion of EIF.

         2.2 The Notes. The Development Loan shall be evidenced by the promissory note of Borrower in substantially the form of Exhibit E hereto (the "Development Note") to be dated the date of this Financing Agreement. Every term contained in the Note shall be deemed incorporated into this Agreement. To the extent any provision of the Note shall be deemed to be inconsistent with the provisions of this Agreement, however, the provisions of this Agreement shall control.

         2.3 Interest.

                  (a)The unpaid principal amounts advanced under the Loans (whether to Borrower, into the Escrow Account or to a third party at Borrower's request), plus any accrued but unpaid interest, outstanding from time to time shall bear interest at the rate of twelve percent (12%) per annum ("Base Interest") for the actual number of days such amount is outstanding based on a 360-day year.

                  (b) It is the intention of the parties hereto to comply with all applicable usury laws; accordingly, it is agreed that notwithstanding any provisions to the contrary in this Agreement, the Notes or any other Loan Documents, in no event shall such Loan Documents require the payment or permit the collection of interest (which term, for purposes hereof, shall include any amount which, under applicable law, is deemed to be interest, whether or not such amount is characterized by the parties as interest) in excess of the maximum amount permitted by such laws. If any excess of interest is unintentionally contracted for, charged or received under the Notes or under the terms of any other Loan Documents, or in the event the maturity of the indebtedness evidenced by the Notes is accelerated in whole or in part, or in the event that all or part of the principal or interest of the Notes shall be prepaid, so that the amount of interest contracted for, charged or received under the Notes or under any of the other Loan Documents, on the amount of principal actually outstanding from time to time under the Notes shall exceed the maximum amount of interest permitted by the applicable usury laws, then in any such event (i) the provisions of this paragraph shall govern and control,
(ii) neither Borrower nor any other person or entity now or hereafter liable for the payment thereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by such applicable usury laws, (iii) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount thereof or refunded to Borrower at EIF's option, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate of interest allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under the Notes or under such other Loan Documents which are made for the purpose of determining whether such rate exceeds the maximum lawful rate of interest, shall be made, to the extent permitted by applicable laws, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the Loan evidenced thereby, all interest at any time contracted for, charged or received from Borrower or otherwise by EIF in connection with such Loan.

         2.4 Interest Upon Default. Upon the occurrence and during the continuation of an Event of Default, any unpaid principal amount of the Loans, and any overdue interest, shall bear interest at a rate of fifteen percent (15%) per annum, computed for the actual number of days such amount is outstanding based on a 360-day year (the "Default Rate").

         2.5 Repayment of Principal and Interest on the Development Loan.

                  (a) EIF and Borrower agree that all Chevron Cash Flow From Operations attributable to the Chevron Properties shall be used to repay the Chevron Financing by applying such funds first to interest, then to principal, and thereafter to the overriding royalty interest until EIF achieves an Internal Rate of Return of 20% and the Chevron Financing is repaid in full. Payments under this Section 2.5(a) shall be due and payable on the fifteenth
(15th) day of each month (or the next business day) in an amount equal to the Chevron Cash Flow From Operations for the prior month. Each such payment shall be accompanied by a schedule showing how that payment was calculated. If the revenues from the Chevron Properties cease prior to the achievement by EIF of an Internal Rate of Return of 20%, Borrower shall not be liable for the difference between the amount actually paid to EIF and the amount that would have been paid to EIF if the 20% Internal Rate of Return had been achieved.

                  (b) EIF and Borrower agree that, upon any Funding under the Development Loan other than the Chevron Financing, Borrower authorizes EIF to affix a payment schedule to the Development Note as evidence of (1) the amount of the Development Note then outstanding, and (2) the schedule according to which Borrower must pay principal and Base Interest on such outstanding amount, as agreed to between the parties prior to the advance. Such payments shall be due in arrears on the first day of each month, unless such day is not a Business Day, in which event payment shall be due on the first Business Day thereafter. All unpaid principal and accrued and unpaid interest shall be due and payable on the Final Payment Date. Upon each additional advance, the amortization schedule shall be revised to include the repayment of the additional principal and interest over the remaining term of the Development Loan.

                  (c) Under no circumstances shall this Agreement be interpreted as establishing a revolving credit facility.

         2.6 Optional Prepayment.

                  (a) Until the second anniversary of the Initial Funding hereunder, no optional prepayment may be made unless and until Borrower has consummated an initial public offering of securities issued by Borrower which results in net proceeds to the Borrower of at least $30,000,000 ("Initial Public Offering").

                  (b) After the second anniversary of the Initial Funding hereunder, Borrower may prepay the loans, in full upon sixty (60) days written notice to EIF ("Notice Date")

         2.7 Payment Procedure. All cash payments made by Borrower under the Notes or this Agreement shall be made to EIF and wired to the following account prior to 12:00 o'clock noon, Eastern time, on the date that such payment is required or permitted to be made:

              First National Bank of Boston
              ABA# 011-000-390
              Worldwide Custody/Canton
              Energy Income Fund, L.P. - Account #8420075

Borrower shall provide EIF with notice of Borrower's intent to wire payments into the above- mentioned account at least twenty-four (24) hours before such payments are deposited into such account. Notice to EIF shall be given by facsimile, with the notice addressed as follows:

              Michael R. Ciesla
              Energy Income Fund, L.P.
              Facsimile No.:  (413) 567-7926

Any payment received by EIF after 12:00 o'clock noon, Eastern time, on any day shall be considered for all purposes (including the calculation of interest, to the extent permitted by applicable law) as having been made on the next following Business Day. Payments shall be first applied to costs and expenses due EIF pursuant to Articles 2 and 10 of this Agreement, then to accrued interest on the Notes, and then to principal.

         2.8 Overriding Royalty. In consideration of EIF's agreement to make the Loans, Borrower at Closing shall assign to EIF overriding royalty interests at the rate specified in Section 2.8(a) hereinbelow (the "Royalty Rate") in and to the gross revenues (calculated after payment of state severance taxes) received by Borrower from the sale of Hydrocarbons produced from Borrower's interests in the Properties, which includes all of Borrower's net profit interests (the "Overriding Royalty Interests").

                  (a) The Royalty Rate shall be three percent (3%), except with respect to the Chevron Financing, which is subject to the provisions of Section 2.5(a).

                  (b) The Overriding Royalty Interests shall be effective as of the first day of the month in which the Funding of the Development Loan Closing Date occurs, at 7:00 a.m., local time. All subsequent Overriding Royalty Interests shall be effective as of the date of Borrower's acquisition of each of the Properties, unless the relevant purchase and sale agreement provides for an earlier effective date.

                  (c) Such Overriding Royalty Interests shall be evidenced by appropriate instruments of conveyance in form and substance satisfactory to EIF and its counsel. The assignment by Borrower to EIF of the Overriding Royalty Interests is intended to be and shall be an absolute and unconditional assignment and not merely a pledge or creation of a lien or security interest, and shall be perpetual and survive the payment or satisfaction of the Loans.

                  (d) At the request of EIF, Borrower shall execute, acknowledge and deliver transfer orders or letters in lieu thereof directing all purchasers of production to make payment to EIF of proceeds attributable to the Overriding Royalty Interests.

                  (e) All proceeds received by Borrower that shall be due to EIF shall be held by Borrower under the terms of an express trust for the benefit of EIF, and shall be paid to EIF as set forth in Section 2.5(a). Any amounts not paid when due shall bear, and Borrower agrees to pay, interest at the rate of fifteen percent (15%) per annum computed for the actual number of days such amount is outstanding based on a 360-day year, or the rate as provided under applicable law, whichever is higher.

         2.9 Collateral/Indebtedness Ratio. It is expressly understood and agreed by and between EIF and Borrower that EIF is lending money to Borrower pursuant to this Agreement on the condition that Borrower's total outstanding Indebtedness to EIF shall not as of January 1 of each year exceed 80% of the Value of the Collateral. As of January 1 of each year, should EIF, based on the most recent Reserve Report, determine at any time that the total outstanding Indebtedness of Borrower to EIF exceeds 80% of the Value of the Collateral, EIF shall so notify Borrower, and Borrower shall have ninety (90) days to cure the deficiency. If Borrower fails to cure the deficiency on or before expiration of the 90-day cure period, Borrower shall immediately (i) make a mandatory prepayment of principal and interest to EIF equal to the amount necessary to cause the total outstanding Indebtedness to be less than or equal to 80% of the Value of the Collateral, or (ii) grant and convey to, and create in favor of, EIF, perfected first priority EIF Liens in, to, and on all of Borrower's right, title and interest in additional collateral that is both satisfactory in nature and value to EIF in its sole discretion, and sufficient in value to raise the Value of the Collateral such that the total outstanding Indebtedness shall be less than or equal to 80% of the Value of the Collateral.

                                    ARTICLE 3
                   ADDITIONAL FINANCING RIGHT OF FIRST REFUSAL

         3.1 Additional Financing Right of First Refusal. Until the Loans are paid in full, Borrower hereby grants EIF the right of first refusal to provide additional financing to Borrower for the purpose of acquiring interests, including without limitation contract rights, in additional oil and gas properties or gathering and processing assets or developing by industry accepted methods (including infill drilling, well deepening and recompletion of behind pipe zones) additional oil and gas reserves on the Properties and any other interests acquired by Borrower, subject to the following terms and conditions:

                  (a) Prior to EIF funding the full $20,000,000 of the Development Loan to Borrower and in the event that Borrower determines, either directly or through an Affiliate, to seek or obtain financing from any Person other than EIF to make capital expenditures for the purposes set forth herein, it shall so notify EIF. Any such notice shall be accompanied by relevant geological, geophysical and engineering studies, environmental assessments, cost estimates, and other information and data on the basis of which Borrower proposes to proceed with such acquisition or development. EIF shall have the right, in its sole discretion, for a period of thirty (30) days after receipt of the notice from Borrower, to elect by written notice to Borrower to make loans to Borrower (any such loan referred to as an "Additional Loan") for eighty percent (80%) of such acquisition and development costs (or such lesser percentage as may be agreed to between EIF and Borrower), provided that EIF will be required to be in a position to advance funds within thirty (30) days after it notifies Borrower of its election to provide such financing.

                           (i) If EIF elects to make an Additional Loan, Borrower will accept such Additional Loan to finance eighty percent (80%) (or such lesser percentage as may be agreed to between EIF and Borrower) of such acquisition and development costs on terms and conditions substantially similar to the terms and conditions set forth in this Agreement, except that EIF shall not receive any additional equity interest in Borrower unless otherwise agreed to by Borrower in writing.

                           (ii) If EIF determines not to provide the Additional Loan or fails to notify Borrower of its election to do so within thirty
         (30) days after receipt of notice from Borrower, Borrower may proceed to obtain financing from other sources.

                  (b) After EIF has funded the full $20,000,000 of the Development Loan to Borrower and in the event that Borrower determines, either directly or through an Affiliate, to seek or obtain financing from any Person other than EIF to make capital expenditures for the purposes set forth herein, it shall so notify EIF. Any such notice shall be accompanied by relevant geological, geophysical and engineering studies, environmental assessments, cost estimates, and other information and data on the basis of which Borrower proposes to proceed with such acquisition or development.

                           (i) EIF shall have the right, in its sole discretion, for a period of thirty (30) days after receipt of the notice from Borrower, to elect by written notice to Borrower to make an Additional Loan for an amount up to Twenty Million Dollars ($20,000,000) on the same terms and conditions as contained herein, except that EIF shall not receive any additional equity interest in Borrower unless otherwise agreed to by Borrower in writing.

                           (ii) If EIF determines not to provide the Additional Loan or fails to notify Borrower of its election to do so within the thirty day period, EIF shall have the right to match any financing commitment obtained by Borrower from other sources on competitive terms (including reimbursement to Borrower for reasonable third party loan origination costs incurred by Borrower in obtaining third party financing) within fifteen (15) days until the Loans are repaid in full.

                  (c) Nothing contained in this Article 3 shall be construed to create any obligation or commitment by EIF to make an Additional Loan. Any Additional Loan shall be subject to the negotiation and execution of definitive loan documentation satisfactory to EIF and Borrower. If EIF elects to make an Additional Loan, on the terms set forth in Section 3.1(b), or other mutually agreed terms, Borrower shall not seek or obtain financing from any other source with respect to such expenditures.

                  (d) EIF may, at its sole discretion, assign all of its rights under this Article 3 to an Affiliate of EIF.

                                   ARTICLE 4
                            SECURITY AND ASSIGNMENT

         The provisions of this Article 4 shall terminate upon the payment in full of the Loans and satisfaction in full of any and all other obligations owing to EIF under this Agreement.

         4.1 Collateral. All of the properties, interests and rights described below in this Section 4.1 are herein collectively referred to as the "Collateral." To secure full and complete payment and performance of the Loans and performance of Borrower's obligations hereunder and under the other Loan Documents, Borrower hereby grants and conveys to, and creates in favor of, EIF, perfected first priority EIF Liens, in, to, and on all of Borrower's right, title and interest, whether now owned or hereafter acquired, in the following items and types of property:

                  (a) The oil and gas leases, fee interests, Mineral Interests, working interests, operating interests, net revenue interests, production payment interests, royalty interests and any other rights, title, estates or interests in the Properties of whatever kind or character and any additions, replacements, or substitutions thereto; it being intended by Borrower and EIF to cover and affect hereby all interests Borrower may now own or hereinafter acquire in and to the Properties, including new leases that are contiguous or adjacent to Collateral leases;

                  (b) All presently existing and future unitization, communitization, pooling agreements and declarations of pooled units and the units created thereby (including all units created under orders, regulations, rules or other acts of any Federal, State or other governmental agency having jurisdiction and any pooling agreements, units, or similar arrangement created solely among working interest owners pursuant to operating agreements or otherwise) which may affect all or any portion of the Properties including, without limitation, the properties now or hereafter pooled or unitized with the Properties;

                  (c) All Hydrocarbons in and under and which may be produced and saved from or attributable to the Properties, the lands pooled or unitized therewith, including Borrower's interest in Hydrocarbons from time to time located in storage or transportation facilities in or near the site of any gas plants or in tanks or other storage facilities owned, operated or used by Borrower in connection with all or any portion of the Collateral and Borrower's interest in all rents, issues, profits, proceeds, products, revenues and other income from or attributable to the Properties, the lands pooled or unitized therewith and Borrower's interests therein which are subjected or required to be subjected to the liens and security interests of this Agreement;

                  (d) All tenements, hereditaments, appurtenances and properties in anyway appertaining, belonging, affixed or incidental to the Properties, rights, titles, interests and estates described or referred to in paragraphs (a), (b) and (c) above, which are now owned or which may hereafter be acquired by Borrower, including, without limitation, any and all property, real or personal, now owned or hereafter acquired and situated upon, used, held for use, or useful in connection with the operating, working or development of any of such Properties or the lands pooled or unitized therewith (excluding drilling rigs, trucks, automotive equipment or other personal property which may be taken to the premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, field separators, liquid extraction plants, plant compressors, pumps, pumping units, pipelines, sales and flow lines, gas processing plants and all compressors, scrubbers, absorbers, dehydrators, tanks, reabsorbers, accumulators, stills, condensers, cooling towers, regulators, meters, heaters, coolers, deethanizers, depropanizers, debutanizers, boilers, pumps, heat exchangers, valves, controls, pipes and lines, floating racks, heating, lighting and power plants, transmission lines, buildings, housing and improvements, together with all other machinery, equipment and apparatus of whatsoever character or description located on the lands above-described or located elsewhere and used in the operation, conduct and maintenance of such gas processing plants, all pipeline gathering systems utilized in connection with such gas processing plants, together with all equipment, fittings, fixtures, pipe, machinery, pumps, appliances, valves, meters, tanks and other personal or real property appertaining to the said pipeline gathering systems, field gathering systems, salt water disposal facilities, tanks and tank batteries, and all other fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements, servitudes, licenses tenements, hereditaments, appurtenances and other surface and subsurface rights together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing properties;

                  (e) All operating agreements, production sales or other contracts, farmout agreements, farm-in agreements, area of mutual interest agreements, equipment leases and other agreements and contracts which relate to any of the Properties or interests in the Properties or to the production, sale, purchase, exchange, processing, handling, storage, transporting or marketing of the Hydrocarbons from or attributable to such Properties or interests;

                  (f) All geological, geophysical, engineering, accounting, legal and other information and rights therein and thereto in the possession of Borrower or to which Borrower has access or has any rights therein concerning the Properties including, without limitation, lease files, abstracts of title, title opinions, geological and geophysical information (unless such geological or geophysical information is restricted as to transfer or use by an existing license or agreement concerning proprietary rights identified in this Agreement), reserve or reservoir studies and well logs, engineering data and reports, production records and all magnetic media and computer data relating to the Collateral;

                  (g) All rights of Borrower to liens and security interests securing payment of proceeds from the sale of production from the Collateral; together with Borrower's interest in any and all renewals and extensions of any of the Properties' rights, titles, interests or estates; Borrower's interest in all contracts and agreements supplemental to or amendatory of or in substitution for the contracts and agreements described or referred to in this Agreement; and any and all additional interests of any kind hereafter acquired by Borrower in and to the Properties' rights, titles, interests or estates;

                  (h) All accounts, contract rights, inventory, general intangibles, insurance contracts and insurance proceeds constituting a part of, relating to or arising out of those portions of the Collateral which are described in paragraphs (a) through (g) above and Borrower's interest in all proceeds and products of all such portions of the Collateral and payments in lieu of production (such as "take or pay" payments), whether such proceeds or payments are goods, money, documents, instruments, chattel paper, securities, accounts, general intangibles, fixtures, real property, or other assets;

                  (i) All proceeds and payments attributable to all judgments entered by courts (by agreement or otherwise), in contract or tort, arising out of or attributable to the ownership of any of the Collateral;

                  (j) All of Borrower's right, title and interest in the Escrow Agreement and all funds deposited and held by the Escrow Agent in the Escrow Account; and

                  (k) All cancellation or termination rights under the New Agreements;

together with any and all corrections or amendments to, or renewals, extensions or ratifications of, any of the same, or of any instrument relating thereto, and all rights-of-way, franchises, easements, tenements, hereditaments and appurtenances now existing or in the future obtained in connection with any of the aforesaid, with all reversions, remainders, rents, revenues, issues, proceeds, earnings, incomes, products and profits thereof, and all proceeds from the sale of any of the aforesaid, and all the estate, title, interests, rights and claims whatsoever, at law as well as in equity, which Borrower now has or may hereafter acquire in and to the aforesaid, and all other interest of every kind and character in all of the real and personal properties respectively above described or referred to which Borrower may now own or at any time hereafter acquire (including, without limitation, all interests which Borrower may now or at any time hereafter own in the Hydrocarbons and other minerals in and under the Properties), and all other things of value and incident thereto which Borrower might at any time have or be entitled to, all the aforesaid properties, rights and interests, together with any additions thereto which may be subjected to the lien of this instrument by means of supplements hereto.

         Any additional right, title or interest which Borrower may hereafter acquire or become entitled to in the Collateral shall inure to the benefit of and be covered by this Agreement and constitute "Collateral" the same as if expressly described and conveyed herein.

         4.2 Assignment. Borrower hereby absolutely and unconditionally TRANSFERS, ASSIGNS, WARRANTS and CONVEYS to EIF, effective as of the date of the Initial Funding at 7:00 a.m. local time, all of the interest of Borrower in all Hydrocarbons and all other minerals which are thereafter produced, saved or sold from the Properties, or allocated thereto pursuant to pooling or unitization of oil and gas leases or otherwise, all revenues and proceeds from the sale thereof (the "Proceeds of Runs"), including all payments in lieu of production such as "take or pay" payments and settlements, and all accounts, contract rights, and other general intangibles under which such proceeds may arise. Borrower shall deliver to EIF signed letters in lieu of transfer order executed in blank, substantially in the form of Exhibit H. The following terms and conditions shall apply to the Proceeds of Runs:

                  (a) EIF shall have the right, exercisable upon an Event of Default, and afterwards from time to time unless and until the Default is cured, to give written or telegraphic notice (in the form of a transfer order of letter in lieu signed by Borrower or any other form of notice signed by EIF) to all of the parties producing, purchasing, taking, processing or receiving any Hydrocarbons and other minerals produced or to be produced from or allocated to Borrower's share of the Properties, or having in their possession any such Hydrocarbons and other minerals belonging to Borrower or such proceeds for which they or others are accountable to EIF by virtue of the provisions of this Section 4.2, to hold and dispose of such Hydrocarbons and other minerals for the account of EIF and to make payment of such proceeds directly to EIF at its principal office, and EIF shall thereafter receive, collect and retain, as part of the Properties, all such Hydrocarbons and other minerals, all for the benefit and further security of the Loans.

                  (b) In the event that, for its convenience, EIF should elect, with respect to particular properties or contracts constituting the Properties, not to exercise immediately upon an Event of Default its right to receive payment to it directly of all or any portion of the assigned Proceeds of Runs or production, then the oil or gas purchasers, or other persons obligated to make such payment shall continue to make payment of such proceeds to Borrower until such time as they are notified by EIF. At such time, EIF shall also notify Borrower that EIF has made such written or telegraphic demand. Any failure to notify shall not in any way waive the right of EIF to receive any payments not theretofore paid out to Borrower before the giving of written or telegraphic notice. In this regard, then, at the request of EIF, payments are, for a period or periods of time, paid to Borrower, EIF shall nevertheless have the right, effective upon notice, to require that any future payments be again made to EIF.

                  (c) All parties producing, purchasing or receiving any such Hydrocarbons or other minerals, or having such, or proceeds therefrom, in their possession for which they or others are accountable to EIF by virtue of the provisions of this Section, are authorized and directed to treat and regard EIF as the assignee and transferee of Borrower and entitled in Borrower's place and stead to receive such Hydrocarbons and other minerals and all proceeds therefrom; and said parties and each of them shall be fully protected in so treating and regarding EIF, and shall be under no obligation to see to the application by EIF of any such proceeds or payments received by it.

                  (d) The foregoing provisions of this Section 4.2 shall constitute an absolute and present assignment of all of Borrower's interest in the Hydrocarbons. EIF grants to Borrower a conditional license to receive and sell such Hydrocarbons and the proceeds therefrom, and to use the same in accordance with the terms of this Financing Agreement until EIF delivers written notice to purchasers of production (if any) as provided hereinabove at which time such conditional license shall terminate without further notice or action on the part of EIF. The existence or exercise of such conditional license shall not operate to subordinate this assignment, in whole or in part, to any subsequent assignment by Borrower permitted hereunder, and any such subsequent assignment by Borrower shall be subject to the rights of EIF hereunder.

         4.3 Limitation on Recourse. Except as set forth below, the Notes shall be without recourse to Borrower and EIF shall look solely to the Collateral for the payment of such principal and interest and shall not seek a deficiency or other personal judgment against Borrower in the event that any sale of the Collateral shall be insufficient to satisfy the Loans. Nothing herein contained shall, however, impair any right, remedy or security of EIF with respect to the Collateral under any Loan Document, nor limit Borrower's obligations to perform any of Borrower's other obligations hereunder, including without limitation Borrower's obligation to indemnify EIF as set forth in Article 9.

                  (a) Borrower shall be fully and personally liable for all amounts owed to EIF with respect to this Agreement and the Loans upon the occurrence of any one of the following events:

                           (i) fraud, breach of trust, or any intentional material misrepresentation by Borrower in the Loan Documents or the Security Instruments, or any other documents or instruments evidencing, securing or relating to the Loans;

                           (ii) any attempt by Borrower to communicate in any manner with the purchasers of production from the Collateral after the delivery to such purchasers of a letter in the form of Exhibit H in an attempt to hinder or interfere with the rights of EIF as stated in
         Section 4.2 above and as restated in the Security Instruments;

                           (iii) any attempt by Borrower to hinder or interfere with the exercise of the power of sale granted in any of the Security Instruments, including without limitation the filing of a lis pendens, the initiation of any lawsuit or the requesting of injunctive relief from any court or tribunal, having the effect of hindering or delaying the exercise by EIF and/or Trustee of any right or remedy under this Agreement or any Security Instrument;

                           (iv) after an Event of Default, Borrower shall fail or refuse to execute and deliver to EIF within thirty (30) days any instrument reasonably requested by EIF and prepared at its expense, which is necessary to fully vest title to the Properties in EIF or the purchaser(s) of all or part of the Properties pursuant to any sale as provided for in the Security Instruments;

                           (v) the failure of Borrower to apply substantially all of the funds advanced under the Loan Documents for the purposes for which the advance was requested;

                           (vi) a bankruptcy petition shall be filed with respect to Borrower or any actual or purported transferee or assignee of all or a portion of Borrower's interest in the Collateral, the Loan Documents or the Leases, whether filed by Borrower or any other Person, unless such bankruptcy petitions is dismissed within sixty (60) days from the date of filing.

                  (b) In addition to any liability under paragraph (a) above, Borrower shall be fully and personally liable to EIF for all damages, costs, expenses and liabilities of any kind or character arising out of or in any manner connected with any of the following events:

                           (i) waste of a material nature to any part of the Properties caused by Borrower's gross negligence or willful and wanton neglect or abuse of the Collateral or failure to exert reasonable control appropriate under the circumstances;

                           (ii) failure to pay taxes (except where taxes are being disputed in good faith), insurance, assessments, charges for labor or materials, or other charges, fees or assessments that can create or result in liens (unless such lien is adequately bonded) on any portion of the Collateral;

                           (iii) any breaches of warranty or defects of title of the Collateral, other than Permitted Liens;

                           (iv) any breach of warranty or representation contained in the Loan Documents, or failure to perform any covenant or other agreement contained in the Security Instruments, or any indemnity contained in the Security Instruments;

                           (v) failure to return to or reimburse EIF for all monies received by Borrower from the purchasers of production for monies attributable to production after receipt by any such purchaser of a letter in the form of Exhibit H;

                                    ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES

         BORROWER REPRESENTS AND WARRANTS TO EIF AS FOLLOWS:

         5.1 Organization; Charter and Bylaws of Borrower. Borrower is a corporation validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own, lease and operate its properties and to carry on its business as now being conducted. Borrower is duly qualified to do business and is in good standing in each jurisdiction in which the character or location of the properties owned or leased by Borrower or the nature of the business conducted by Borrower makes such qualification materially necessary or advisable.

         5.2 Authority of Borrower. Borrower has the requisite corporate power to execute, deliver and perform the Loan Documents, and to consummate the transactions contemplated thereby. The execution and delivery of the Loan Documents by Borrower and the consummation of the transactions contemplated thereby have been duly authorized by all necessary action on the part of Borrower. Each of the Loan Documents has been duly executed and delivered by Borrower and constitutes a legal, valid and binding obligation of Borrower and is enforceable against Borrower in accordance with its terms except (i) that such enforcement may be subject to bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

         5.3 No Violation. The execution and delivery of the Loan Documents by Borrower do not, and the performance of the Loan Documents will not, (i) conflict with or result in a breach of certificate of organization, the bylaws or other governing documents of Borrower, or (ii) violate, or conflict with, or constitute a default under, or (except for EIF Liens created pursuant to the Loan Documents) result in the creation or imposition of any security interest, mortgage, pledge, lien, encumbrance, claim, restriction, or other charge upon any property or assets of Borrower under any mortgage, indenture or agreement to which Borrower is a party or by which the property or assets of Borrower is bound, or (iii) violate any Requirement of Law, the effect of which violation would be material and adverse to the business, assets or financial condition of Borrower, or (iv) violate any permit, concession, grant, franchise, license, or other governmental authorization or approval necessary for the appropriate conduct of the business of Borrower, the effect of which violation would be material and adverse to the business, assets or financial condition of Borrower.

         5.4 Litigation. Except as provided in Schedule 5.4 hereto, there are no actions, suits, proceedings or governmental investigations or inquiries pending of which Borrower has been advised, or to the knowledge of Borrower threatened against Borrower or any of its Affiliates or their respective properties, assets, operations or businesses (i) that might prevent or interfere with the consummation of the transactions contemplated hereunder or
(ii) that might, singly or in the
aggregate, result in any material adverse effect on the prospects, results of operation, properties, liabilities, assets, financial condition or business of Borrower. In the event any such actions, suits, proceedings, claims or assessments arise or are asserted prior to any Funding Date, Borrower shall promptly notify EIF of the same.

         5.5 Financial Statements. The Financial Statements of Borrower heretofore delivered to EIF by Borrower, if any, fairly represent the financial condition of Borrower as of the date thereof and for the periods reflected therein. Since the date of such Financial Statements, there has been no material adverse change in the assets, business, financial condition or prospects of Borrower.

         5.6 Compliance with Licenses and Laws. Except as disclosed in writing to EIF by Borrower, Borrower possesses all Permits, and Borrower is in compliance with the Permits and all Requirements of Law except where the failure to possess any Permits or the failure to be in compliance with the Permits or Requirements of Law would not, singly or in the aggregate, have a material adverse effect on the business, assets, financial condition or operations of Borrower. There are no proceedings pending or, to the knowledge of Borrower, threatened that may result in the revocation, cancellation, or suspension or any materially adverse modification of any of the aforementioned Permits. Borrower has not received any written notice to the effect that, or otherwise been advised that, it is not in compliance with any Permit or Requirement of Law. Except as set forth in Schedule 5.6 hereto, no consent, approval or authorization of, or declaration, filing or registration with, any United States federal, state, or local governmental or regulatory authority is required to be made or obtained by Borrower in connection with the execution, delivery and performance of any Loan Document or the consummation by Borrower of the transactions contemplated thereunder.

         5.7 Investments and Guaranties. At the date of this Agreement, Borrower has not made investments in, advances to or guaranties of the obligations of any Person not otherwise disclosed on the Financial Statements.

         5.8 Title to Properties. Subject to the rights of Borrower and the terms and provisions of the Proposed Oil and Gas Agreements:

                  (a)At the Development Loan Closing Date and at each Funding Date, (i) Borrower shall have full authority to create EIF Liens on the Collateral, and (ii) all Mineral Interests that comprise a part of the Collateral will be valid, subsisting and in full force and effect, and all rentals, royalties and other amounts due and payable in respect thereof will have been duly paid or accounted for.

                  (b) Except as specifically disclosed in Schedule 5.8(b), at the Development Loan Closing Date and at each Funding Date, Borrower's ownership interest in the Collateral shall consist of good and marketable title, free and clear of all Third Party Liens.

         5.9 Casualties; Taking of Properties. Since the date of the Financial Statements, neither the business nor the properties of Borrower have been materially adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy.

         5.10 ERISA. Neither Borrower nor any ERISA Affiliate maintains, contributes to or is obligated to contribute to, nor has either Borrower or any ERISA Affiliate ever maintained, contributed to or been obligated to contribute to, any Employee Benefit Plan. Neither Borrower nor any ERISA Affiliate has any liability (whether actual or conditional, with respect to its assets or otherwise) to or resulting from any Employee Benefit Plan sponsored or maintained by a Person that is not the Borrower or any ERISA Affiliate. Neither Borrower nor any ERISA Affiliate has or has had any obligations under any collective bargaining agreement. The persons classified by Borrower as independent contractors do satisfy and have satisfied the requirements of law to be so classified, and the Borrower has fully and accurately reported their compensation on IRS Forms 1099 when required to do so.

         5.11 Environmental Liabilities. Subject to the rights of Borrower and the terms and provisions of the Proposed Oil and Gas Agreements:

                  (a) To the best of Borrower's knowledge, the Properties are and at all times have been operated in compliance with all applicable Environmental Laws; and to the best of Borrower's knowledge, no condition exists with respect to the Collateral or other property owned or operated by Borrower or any Affiliate of Borrower that would or could reasonably be expected to subject Borrower, any Affiliate of Borrower, or EIF to any material damages (including without limitation, actual, consequential, exemplary and punitive damages), liability (absolute or contingent, determined or determinable), penalties, injunctive relief or cleanup costs under any applicable Environmental Laws, or that require or could reasonably be expected to require cleanup, removal, remedial action or other response by Borrower, any Affiliate of Borrower, or EIF pursuant to applicable Environmental Laws.

                  (b) Borrower has not received and, to the best of Borrower's knowledge, none of its Affiliates have received, and none of Borrower's or its Affiliates' predecessors in title to the Properties have received, any notice from a governmental agency asserting or alleging a violation of any Environmental Laws as they relate to the Properties.

                  (c) There are no pending or threatened suits, actions, claims or proceedings against Borrower or its Affiliates or, to the best of Borrower's knowledge, Borrower's or its Affiliates' predecessors in title, arising from or related to, directly or indirectly, any Environmental Laws as they relate to the Properties.

                  (d) Neither Borrower, any Affiliate of Borrower, nor to the best of Borrower's knowledge, any part of the Properties, Borrower's predecessors, or any Affiliate's predecessors is subject to any judgment, decree, order or citation related to or arising out of any Environmental Laws, and neither Borrower nor any Affiliate has been named or listed as a potentially responsible party by any governmental or other entity in a matter arising under or relating, directly or indirectly, to any Environmental Laws.

                  (e) Borrower has obtained or caused to be obtained all permits, licenses, and approvals required under all Environmental Laws to operate the Properties.

                  (f) There are not now, nor to the best of Borrower's knowledge have there ever been, Hazardous Materials discharged, leaked, spilled or released in, on, to, from or at the Properties or other properties owned or operated by Borrower or any of its Affiliates or stored, treated, or recycled at or in tanks or other facilities thereon or related thereto which give rise or could reasonably be expected to give rise to liability under any Environmental Laws.

                  (g) The use which Borrower makes and intends to make of the Properties will not result in: (i) the use or storage of any Hazardous Materials on, in or in connection with the Properties, or disposal of any Hazardous Materials from the Properties except in compliance with all applicable Environmental Laws, or (ii) the treatment, processing, discharge or release of any Hazardous Materials on, in, to or from the Properties except in compliance with all applicable Environmental Laws.

                  (h) To the best of Borrower's knowledge, there are no underground storage tanks, surface impoundments, or wastewater injection wells located on or in the Properties; or if such structures do exist, to Borrower's knowledge they are in compliance with Environmental Laws.

         5.12 Taxes. Borrower has filed or caused to be filed within the times and within the manner prescribed by law, all federal, state, local and foreign tax returns and tax reports that are required to be filed by, or with respect to, Borrower. Such returns and reports reflect accurately all liability for taxes of Borrower for the periods covered thereby, and all federal, state, local and foreign income, profits, franchise, sales, use, occupancy, excise and other taxes and assessments (including interest and penalties) payable by, or due from, Borrower have been fully paid or adequately disclosed and fully provided for in the books and Financial Statements of Borrower to the extent required by GAAP. No examination of any tax return of Borrower is currently in progress, and there are no unpaid taxes in any material amount claimed to be overdue by the taxing authority of any jurisdiction. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Borrower.

         5.13 No Event of Default. No Default or Event of Default has occurred and is continuing.

         5.14 Investment Company Act. Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         5.15 Public Utility Holding Company Act. Borrower is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.16 Location of Business and Offices. Borrower's principal place of business and chief executive office are located at the address indicated in
Section 11.1.

         5.17 No Misstatement. No information, exhibit or report furnished to EIF by Borrower in connection with the negotiation of this Agreement contains any material misstatement of fact or omits to state any material fact necessary to make the statement contained therein not misleading.

         5.18 Foreign Person. Borrower is not a non-resident alien, foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person within the meaning of Sections 1445 or 7701 of the Internal Revenue Code of 1986, as amended, or the regulations thereto.

         5.19 Arrangements Relating to Operations and Production. Borrower has made arms- length arrangements with respect to operations, marketing, sales, transportation, treating and processing, and any other arrangements necessary to dispose of the Hydrocarbons to be produced from the Properties. Borrower is not in breach of any such arrangements.

         5.20 Gas Contracts. Borrower (a) is not obligated in any material respect by virtue of any prepayment made under any contract containing a "take or pay" or "prepayment" provision, or under any similar agreement to deliver Hydrocarbons produced from or allocated to any of the Properties at some future date without receiving full payment therefor at the time of delivery and (b) has not produced gas in any material amount subject to, and neither Borrower nor any of the Properties is subject to, balancing rights of third parties or balancing duties under Requirements of Law, except as set forth in Schedule 5.20.

         5.21 No Indebtedness to Shareholders, Officers, Directors or Affiliates. Except as set forth on Schedule 5.21, Borrower owes no Indebtedness to any Affiliate of Borrower, or any shareholder, officer, or director or Affiliate of such person.

         5.22 Capitalization. The authorized capital of Borrower consists of 10,000 shares of common stock, no par value (the "Shares"), of which 5,000 Shares are issued and outstanding as of the date hereof (the "Capital") and the 5,000 additional Shares will be issued and outstanding at the time of the Initial Funding pursuant to the Stock Purchase Agreement. Borrower has no other Shares or capital stock of any class or other equity securities authorized, issued or outstanding. Borrower has reserved a sufficient number of authorized Shares for issuance pursuant to this Agreement and the Stock Purchase Agreement. Except as set forth in Schedule 5.22, there are no outstanding or authorized options, warrants, calls, subscriptions, rights, agreements or commitments of any character obligating Borrower to issue any Shares or securities convertible into or exchangeable for or evidencing the right to purchase or subscribe for any Capital of Borrower.

         EIF REPRESENTS AND WARRANTS TO BORROWER AS FOLLOWS:

         5.23 Organization of EIF. EIF is validly existing and in good standing under the laws of its state of its formation and has the requisite power to carry on its business as now being conducted. EIF is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by EIF makes such qualification materially necessary or advisable.

         5.24 Authority of EIF. EIF has the requisite power to execute, deliver and perform under this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of EIF. This Agreement has been duly executed and delivered by EIF and constitutes a legal, valid and binding obligation of EIF and is enforceable against EIF in accordance with its terms except (i) that such enforcement may be subject to bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

                                    ARTICLE 6
                       THE CLOSINGS; CONDITIONS PRECEDENT

         6.1 Time and Place of Closings. The closing of the Development Loan (the "Development Loan Closing") will take place at the offices of Associated Energy Managers, Inc., 136 Dwight Road, Longmeadow, Massachusetts on April 15, 1998 and in New Orleans, Louisiana on a mutually agreeable date thereafter (the "Development Loan Closing Date"), or at such other time and place as the parties may agree. The funding of each subsequent Funding under the Development Loan will take place at such time as may be specified by EIF and at such place as the parties may mutually agree.

         6.2 Conditions Precedent to the Development Loan Closing. The obligations of EIF to close under the Development Loan and any Fundings thereunder (including without limitation any Funding into the Escrow Account) are subject to the following conditions precedent, one or more of which may be waived by EIF with respect to any particular Funding in EIF's sole discretion:

                  (a) Corporate Documents. At or prior to each Funding Date, Borrower shall have delivered or caused to be delivered to EIF:

                           (i) a certificate of the Secretary of State of Borrower's state of incorporation dated not earlier than the tenth
         (10th) day preceding the applicable Funding Date, to the effect that Borrower is a corporation validly existing and in good standing under the laws of such state as of such date;

                           (ii) a certificate of the Secretary of State of each state where Borrower is required to qualify to do business (including without limitation, the states where the Collateral is located), dated not earlier than the tenth (10th) day preceding the applicable Funding Date, to the effect that Borrower is a corporation duly licensed or qualified to do business in such state and is in good standing as a foreign corporation under the laws of such state as of such date; and

                           (iii) certificates of the Secretary or Assistant Secretary, or such other authorized officer, of Borrower including (A) copies of the certificate of incorporation, bylaws and other governing documents of Borrower as then in effect or a certification that there has been no change in such instruments since the last such certification delivered to EIF pursuant to this Agreement, (B) duly enacted resolutions of Borrower's board of directors in form and substance satisfactory to EIF approving the Loan Documents and authorizing officers of Borrower to execute and deliver instruments required to be delivered hereunder as a condition precedent to the Funding, or a certification that there has been no amendment or revocation of such resolutions since the last such certification delivered to EIF pursuant to this Agreement, and (C) specimen signatures of the officers of Borrower authorized to sign such instruments to the extent such specimen signatures have not previously been delivered to EIF.

                  (b) Representations and Warranties True. The representations and warranties of Borrower contained in this Agreement shall be true on and as of each Funding Date, except for inaccuracies that are not in the aggregate material, and Borrower shall have delivered to EIF a certificate signed on Borrower's behalf by its President or other appropriate officer dated as of the Funding Date to such effect.

                  (c) Compliance with Covenants. Borrower shall have performed, and be in compliance with, in all material respects, all of its agreements and covenants under this Agreement and Borrower shall have delivered to EIF a certificate signed on Borrower's behalf by its President or other appropriate officer dated as of the Funding Date to such effect.

                  (d) Absence of Event of Default. No Default or Event of Default shall exist, and Borrower shall have delivered to EIF a certificate signed on Borrower's behalf by its President or other appropriate officer dated as of the Funding Date to such effect.

                  (e) Opinion of Borrower's Counsel. At or prior to each Funding, EIF shall have received an opinion or opinions of counsel, dated as of the relevant Funding Date, substantially in the form of Exhibit I.

                  (f) Financial Condition. Borrower shall have furnished such information concerning the financial condition and reputation of Borrower as EIF shall reasonably request, including without limitation, the information requested in the form of Officer's Certificate and the Financial Covenants Calculations set forth in Exhibit J, and such information shall be satisfactory to EIF and its representatives. Such information shall include evidence that there has been no material adverse change in the financial condition of Borrower since the immediately preceding Funding Date. There shall not then be pending against Borrower any petition in bankruptcy, whether voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy, insolvency, reorganization or similar laws of the United States or of any state thereof, or any other action affecting the rights of creditors of Borrower brought under the aforesaid laws. Borrower shall have delivered to EIF a certificate signed on Borrower's behalf by its President or other appropriate officer dated as of the Funding Date to such effect.

                  (g) Legal Matters. All proceedings in connection with the Loans, all documents incident thereto, and all legal matters in connection with the transactions by Borrower to be financed hereunder shall be satisfactory in form and substance to EIF and EIF's counsel, and EIF shall have received all approvals, opinions or documents that EIF or its counsel may reasonably have requested in connection with the Funding, all in form and substance satisfactory to EIF.

                  (h) Access to Information; Due Diligence. EIF and its representatives shall have had access to such information and records of Borrower as EIF shall have reasonably requested, including without limitation leases and other records relating to the Properties and all contract files pertaining to oil and gas production from the Properties, all technical data (including, but not limited to, logs, seismic data, drilling reports, production reports, and test results), and all such information and records shall be satisfactory to EIF and its representatives.

                  (i) Loan Documents. EIF shall have received the following instruments, each duly and validly executed and delivered by Borrower:

                           (i) the Development Note;

                           (ii) the Escrow Agreement;

                           (iii) the Stockholders' Agreement in substantially the form of Exhibit K;

                           (iv) the Stock Purchase Agreement in substantially the form of Exhibit G;

                           (v) the Limited Personal Recourse Agreement in substantially the form of Exhibit F;

                           (vi) the letter of intent for Farmout Agreement -- Workover Package Main Pass 133 "A" Platform, Offshore Louisiana between Borrower and Chevron;

                           (vii) Farmout Agreement between Borrower and
         Chevron;

                           (viii) blank letters in lieu of transfer order; and

                           (ix) such other agreements, certificates,

         instruments or other documents as EIF may reasonably request to evidence or carry out the transactions contemplated by this Agreement.

                  (j) Stock Certificate. EIF shall have received from Borrower a certificate or certificates for 5,000 Shares of Borrower's Common Stock, which represents fifty percent (50%) of the equity of Borrower on a fully diluted basis.

                  (k) Capitalization. Unless approved by Borrower's Board of Directors consistent with its Bylaws, Borrower shall have no other shares of capital stock of any class or other equity or debt securities authorized, issued or outstanding on the date hereof, except as set forth in Section 5.22.

                  (l) Other Matters. EIF shall have received from Borrower such other agreements, certificates, instruments and documents as EIF may reasonably request to evidence or carry out the transactions contemplated by this Agreement.

                  (m) Development Plan and Budget. Borrower shall have delivered to EIF the Development Plan and Budget (including AFEs for all contemplated projects) for any acquisitions and development to be made with the proceeds of the Development Loan.

                  (n) Security Instruments Recorded. Security Instruments or requisite evidence of the security interests created thereby, containing a Description of the Collateral, shall have been executed and delivered for filing in such places and in such form as may be necessary to perfect EIF's security interest in the Collateral.

                  (o) Title. EIF shall have received an opinion in form and substance satisfactory to EIF and its counsel, stating the fee, surface, working and net revenue interests in the Properties attributable to the parties to the Proposed Oil and Gas Agreements and such other information, including title abstracts and copies of all other information available to Borrower reasonably requested by EIF and its counsel with respect to title to such properties, and EIF and its counsel shall be satisfied with the state of title to such properties.

                  (p) No Liens. Borrower shall have furnished evidence satisfactory to EIF and its counsel that any Third Party Liens (other than Permitted Liens) affecting the Collateral have been discharged, released, or adequately bonded if being reasonably contested, prior to, or will be discharged or released concurrently with, the Development Loan Closing.

                  (q) Overriding Royalty Interests. Borrower shall have duly and validly executed and delivered to EIF all documents, in form and substance satisfactory to EIF, and such documents shall have been filed in such places, necessary or appropriate to effect the assignment and conveyance of the Overriding Royalty Interests.

                  (r) Transfer Orders and Letters in Lieu. Borrower shall furnish to EIF copies of all Division Orders and Transfer Orders signed by Borrower and stating its interest in the Hydrocarbons comprising the Collateral, as applicable.

                  (s) Executed Contracts and Instruments. Borrower shall have executed and delivered to EIF the following contracts and instruments in form and content satisfactory to EIF and its counsel:

                           (i) the PMC Agreement (except in connection with the Chevron Financing);

                           (ii) any and all Proposed Oil and Gas Agreements;
        and

                           (iii) all Security Instruments;

                  (t) Purchasers of Production. Borrower shall furnish to EIF at the Closing and upon the Funding, and updates pursuant to Section 7.36, the following information (as applicable):

                           (i) The name, address, telephone number and fax number of all purchasers of production or third parties making payments to Borrower for Hydrocarbons produced from the Properties from the Collateral, including the name of the person responsible for effecting changes of ownership at such purchaser.

                           (ii) The owner number assigned to Borrower by each such purchaser of production or third parties making payments to Borrower for Hydrocarbons produced from the Properties.

                           (iii) The property number assigned by each purchaser of production or third parties making payments to Borrower for Hydrocarbons produced from the Properties to each property comprising the Collateral of Borrower.

                           (iv) The net revenue-decimal interest of Borrower assigned by each purchaser of production or third parties making payments to Borrower for Hydrocarbons produced from the Properties in each property on which the purchaser is remitting payments to Borrower.

                           (v) Copies of all division orders signed by Borrower with each purchaser of production or third parties making payments to Borrower for Hydrocarbons produced from the Properties.

                  (u) Operator of the Properties. Borrower shall have obtained all necessary consents and approvals to become the operator of the Collateral wells, if applicable.

                  (v) Assignment of Lien on the Properties. EIF shall have received a first priority lien on all of the Properties in form and content satisfactory to EIF and its counsel.

                  (w) Operating Agreements and/or Oil and Gas Leases for the Properties. Borrower shall have delivered an executed copy of the oil and gas leases, if requested, and operating agreements for each of the Properties, if applicable.

                  (x) Escrow Account. Borrower shall have entered into an Escrow Agreement in the form of Exhibit D with EIF.

                  (y) Approved Transactions. Each proposed project for which Borrower intends to use the proceeds of a Funding satisfies all of the following (in such case the proposed project is referred to as an "Approved Transaction"):

                           (i) the project will generate a Project IRR of twenty percent (20%) to Borrower and an Internal Rate of Return of sixteen percent (16%) to EIF.

                           (ii) Borrower's total outstanding Indebtedness to EIF shall not, as a result of this Funding exceed, 80% of the Value of the Collateral;

                           (iii) the Proposed Oil and Gas Agreements are sufficient to grant to EIF a valid and sufficient security interest in the Collateral as determined by EIF and its counsel in their sole discretion; and

                           (iv) the cost recovery percentages of any Proposed Oil and Gas Agreement shall be at least 150% or Borrower shall receive an equity interest in the subject properties of at least 50% over the term of such Proposed Oil and Gas Agreement.

                  (z) Absence of Event of Default. No Default or Event of Default shall exist, and Borrower shall have delivered to EIF a certificate signed on Borrower's behalf by its President or other appropriate officer dated as of the Funding Date to such effect.

         6.3 Conditions Precedent to Release of Funds from Escrow Account. Provided that no Default or Event of Default shall exist, EIF agrees to direct the Escrow Agent to release certain funds from the Escrow Account provided that Borrower shall have provided the following items:

                  (a) Project Status Report. EIF shall have received the information required in Schedule 6.3 hereto for each of the development or acquisition projects for which such release of funds is sought at least seven
(7) days prior to the date proposed by Borrower for the release of such funds and must be in conformance with the Development Plan and Budget, or otherwise approved by EIF. Borrower shall not materially amend any AFE if the amendment would cause the AFE to not conform to the Development Plan and Budget without obtaining EIF's prior written consent.

                  (b) Request for Escrow Disbursement. Upon completion of the work contemplated by the AFE (or prior to completion if payables become due during the project), Borrower shall submit a Request for Escrow Disbursement, together with supporting documentation. Provided the amounts specified in the Request for Escrow Disbursement do not exceed 110% of the amounts set forth in the AFE, then EIF shall instruct the Escrow Agent to disburse payments directly to Borrower or to third parties in the amounts specified by written instructions executed by EIF. If actual costs exceed 110% of the AFE amounts approved by EIF, then such additional amounts will be disbursed if approved by EIF and such approval shall not be unreasonably withheld.

                  (c) Miscellaneous. All proceedings in connection with the Loans and all documents incident thereto shall be satisfactory in form and substance to EIF and EIF's counsel.

         6.4 Termination. If no Funding shall have occurred under this Agreement within 120 days from the date herein above first written, then this Agreement and the obligations of the Parties hereunder shall, with no further action of either Party, be terminated, unless otherwise agreed to by the Parties in writing. Upon termination under this Section 6.4, EIF shall release any and all security interests created hereunder on Borrower's property and shall cancel the Development Note.

                                   ARTICLE 7
                             COVENANTS OF BORROWER

         Borrower hereby covenants and agrees that, so long as the Loans are outstanding or any party has any obligations pursuant to this Agreement or any other Loan Document:

         7.1 Punctual Payment and Performance. Borrower shall duly and punctually pay the principal and interest on the Loans, the overriding royalty payments and all other amounts provided for in this Agreement, or any other Loan Document, and shall perform all its obligations and covenants under all Loan Documents.

         7.2 Records and Accounts. Borrower shall keep records and books of account in accordance with GAAP and shall maintain adequate accounts and reserves for all taxes (including income taxes) and loan amortization.

         7.3 Financial Statements, Certificates and Information. Borrower shall deliver to EIF:

                  (a) As soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, a copy of the audited Financial Statements of the Company, all in reasonable detail, accompanied by an opinion of an accounting firm selected by the Company and satisfactory to EIF, which opinion shall state that such accounting firm's audit was conducted in accordance with generally accepted auditing standards; together with a written statement from such accountants to the effect that they have read a copy of this Agreement, and that, in making the examination necessary for their audit opinion, they have obtained no knowledge of any Default or Event of Default, or, if such accountants have obtained knowledge of any then existing Default or Event of Default, they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to EIF for failure to obtain knowledge of any Default or Event of Default;

                  (b) As soon as available, but in any event within forty-five
(45) days after the end of each quarterly fiscal period, the unaudited Financial Statements of the Company for such period, all in reasonable detail, together with a certification by the principal financial or accounting officer of Borrower that the information contained in such Financial Statements is presented in accordance with GAAP;

                  (c) Simultaneously with the delivery of the Financial Statements referred to in (b) above, a certification by the principal financial or accounting officer of Borrower that (i) a review of the activities of Borrower has been made under such officer's supervision with a view to determining whether Borrower has fulfilled all obligations under the Loan Documents; (ii) Borrower has fulfilled all obligations under such Loan Documents and all representations made herein or therein continue to be true and correct (or specifying the nature of any change), or if Borrower shall be in Default, specifying any Default and the nature and status thereof; and (iii) to the extent requested from time to time by EIF, Borrower has complied with any and all of its representations or obligations under such Loan Documents. The certificate shall also include Borrower's calculation of the financial covenants set forth in Section 7.22 of this Agreement.

                  (d) As soon as practicable, but in any event not later than forty-five (45) days after the end of each fiscal quarter of Borrower, a report (in a form reasonably satisfactory to EIF) from the principal financial or accounting officer of Borrower that (i) itemizes each expenditure of the proceeds of the Loans during such fiscal quarter, on a well-by-well, project-by-project and asset-by-asset basis, and (ii) certifies that such expenditures, when aggregated with all prior expenditures of the proceeds of the Loans, do not exceed one hundred ten percent (110%) of the projected acquisition and development costs approved by EIF prior to funding the Loans. If the development costs for any well or project shall have exceeded one hundred ten percent (110%) of the projected development costs approved by EIF for such well or project, then the Principal Accounting Officer shall identify such well(s) or projects and shall explain the reason(s) for such cost overruns.

                  (e) By January 15 of each year, Borrower shall provide information (with an effective date as of December 1 of the prior year) necessary for a Reserve Report to be prepared by a firm designated by EIF, or such other independent engineering firm as shall be mutually agreeable to EIF and Borrower (with the cost of preparing such report to be borne by Borrower).

                  (f) Promptly after receipt by Borrower, copies of any other independent reserve reports with respect to the Collateral;

                  (g) Promptly after preparation by Borrower, copies of any Internal Reserve Report with respect to the Collateral;

                  (h) Within ninety (90) days of the close of Borrower's fiscal year, an annual operations report, and, within forty-five (45) days of the close of each fiscal quarter of Borrower, a quarterly operations statement, each setting forth for the applicable period the production results of the Properties on a well-by-well and asset-by-asset basis, and, within ten (10) days of the end of any calendar month, a report describing the volumes of production of Hydrocarbons for the most recent month for which information is available and any other material operating developments and any other information of the type that would be provided a working interest owner;

                  (i) Within forty-five (45) days of the end of any of Borrower's fiscal quarters, a report listing each Collateral well or property and Borrower's then current decimal ownership interest therein if a change has occurred during such fiscal quarter;

                  (j) Borrower shall deliver to EIF, at least fifteen (15) days prior to July 1 and January 1 of each calendar year, a Development Plan and Budget, acceptable to EIF in its sole discretion, and a general and administrative budget that includes the salaries and bonuses of each officer and significant employee, together with all consulting fees and arrangements, all of which shall be approved by EIF; and failure to (i) comply with such budget, or (ii) submit it to EIF for approval shall constitute an Event of Default pursuant to this Agreement; and Borrower shall not use any proceeds of any Loan to pay any salaries, consulting fees or other arrangements, unless such proceeds are specifically allocated to such purpose in the Article 2; and

                  (k) From time to time, such engineering data and other information regarding the business, affairs, oil and gas properties, and other assets or financial condition of Borrower as EIF may reasonably request.

         7.4 Corporate Existence; Maintenance of Collateral. Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, except when failure to do so would not have a material adverse effect on Borrower. Borrower shall cause all of the Collateral and its business to be maintained and kept, in accordance with sound field practices, in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments, and improvements thereof.

         7.5 Title to Properties. Title to the Collateral shall be maintained free and clear of all Third Party Liens. Borrower shall warrant and forever defend its right, title and interest in and to the Collateral against the claims and demands of every Person whatsoever claiming or which may claim the same or any part thereof.

         7.6 Mineral Interests. Borrower shall continuously maintain and perpetuate all Mineral Interests now owned or hereafter acquired by Borrower that are Collateral under this Agreement, in accordance with the best usage and custom in the industry and in compliance (in all material respects) with applicable Requirements of Law.

                  (a) Borrower, if it has the requisite title and interest therein, shall not (i) permit the surrender, abandonment, release or termination, in whole or in part, of any Mineral Interest now owned or hereafter acquired by Borrower which is Collateral at such time, unless Borrower reasonably determines that continuation of such Mineral Interest would not be economically prudent and gives EIF forty-five (45) days' notice of such determination, or (ii) enter into any agreement related to, or any amendment or modification of, any Mineral Interest now owned or hereafter acquired by Borrower subject to this Agreement, or any operating agreement, unit agreement, easement, license, franchise, permit or other similar contract or agreement of any character in respect to title to or operation of such Mineral Interests, without EIF's consent, which consent will not be unreasonably withheld.

         7.7 Contract Approval. Borrower, if it has the requisite title and interest therein, shall submit to EIF for its review and approval at least ten
(10) days in advance of the date Borrower intends to enter into a contract (including a modification or amendment of any existing contract), each proposed contract for the sale and/or transportation of gas or other Hydrocarbons produced from the Properties if such contract was not in effect as of the date of this Agreement and has a term of ninety (90) days or more ("Proposed Gas Contracts"). Borrower shall not enter into any Proposed Gas Contracts that establish pricing and have a term of one year or more or make deliveries thereunder without obtaining EIF's prior written approval, which approval shall not be unreasonably withheld if EIF's security position is not adversely affected thereby.

         7.8 Insurance. Borrower shall acquire and continue to maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against such liabilities, casualties, risks and contingencies and in such types and amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated; provided, that Borrower shall maintain liability insurance in the amount of not less than $5,000,000 with a deductible not to exceed $25,000. Borrower shall furnish or cause to be furnished copies of binders relating to such insurance to EIF prior to funding and from time to time a summary of the insurance coverage of Borrower in form and substance reasonably satisfactory to EIF and if requested will furnish EIF copies of the applicable policies. In the case of any fire, accident or other casualty causing loss or damage to the properties of Borrower, the proceeds of such policies shall be used (i) to repair or replace the damaged property, or (ii) subject to EIF's prior written consent and notwithstanding any restriction on prepayment, to prepay the Loans without premium or penalty.

         7.9 Taxes and Other Claims. Subject to the terms and provisions of the Proposed Oil and Gas Agreements, Borrower shall duly pay and discharge before the same shall become overdue all taxes, assessments and other governmental charges imposed upon Borrower and its properties, sales and activities, or any part thereof, or upon the income or profits therefrom, or burdening the Properties or Collateral, as well as all claims for labor, materials, or supplies, including all such claims incurred in connection with operation of the Properties or Collateral or the drilling of wells thereon or the production, storing or marketing of gas or other Hydrocarbons therefrom, which if unpaid might by law become a lien or charge upon any of its property; provided, however, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested by Borrower in good faith by appropriate proceedings and if Borrower shall have set aside on its books adequate reserves with respect thereto; and provided, further, that Borrower shall pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any material lien which may have attached as security therefor.

         7.10 Inspection of Properties and Books. Borrower shall permit EIF and its authorized representatives to (a) visit and inspect any of its properties and to examine its books and records (and to make copies thereof and extracts therefrom, provided that EIF will preserve the confidentiality of any information derived therefrom), and (b) discuss the affairs, finances and accounts of Borrower with, and to be advised as to the same by, the officers of Borrower, independent accountants, and independent engineers all at such reasonable times and intervals as EIF may reasonably request.

         7.11 Compliance with Laws, Contracts, Licenses and Permits. Borrower shall comply with (i) all Permits and Requirements of Law, (ii) the provisions of its charter documents and bylaws, (iii) all agreements and instruments by which it or any of its properties may be bound, and (iv) all applicable decrees, orders, and judgments, except in each case where noncompliance would not have a material adverse effect on the business, assets or financial condition of Borrower. If at any time while any Loan or any Note is outstanding, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that Borrower may fulfill any of its obligations hereunder, Borrower shall immediately take all reasonable steps within its power to obtain such authorization, consent, approval, permit or license and furnish EIF with evidence thereof.

         7.12 Litigation. Borrower shall promptly give EIF notice of all legal or arbitral proceedings, and of all proceedings before any governmental or regulatory authority or agency, to which Borrower is a party or which materially affects Borrower and of which Borrower is aware, except for proceedings before any governmental or regulatory authority or agency occurring in the ordinary course of Borrower's business, and that would not have a material adverse effect upon Borrower's business or the Collateral if determined adversely to Borrower.

         7.13 Further Assurances. Borrower shall cooperate with EIF and execute such further instruments and documents as EIF shall reasonably request to carry out to EIF's satisfaction the transactions contemplated by this Agreement or the Loan Documents, including, without limitation, curing any defects in the Loan Documents and executing and delivering to EIF such further instruments and documents appropriate to further evidence and more fully describe the Collateral, to correct any omissions in the Loan Documents, to fully state the security obligations described in this Agreement or the Loan Documents, to perfect, protect or preserve any EIF Liens created pursuant to any of the Loan Documents, or to make any recordings, to file any notices, or to obtain any consents appropriate to carry out the transactions contemplated by this Agreement or the Loan Documents.

         7.14 Notices. Borrower shall promptly after acquiring knowledge thereof notify EIF in writing of the occurrence of any Default or Event of Default and of any material adverse change in the business, assets or financial condition of Borrower. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which Borrower is a party or obligor, whether as principal or surety, Borrower shall forthwith give written notice thereof to EIF, describing the notice or action and the nature of the claimed default. Borrower shall promptly after acquiring knowledge thereof notify EIF in writing of the occurrence of any event, liability or circumstance that would likely have a material adverse effect on any of the Properties.

         7.15 Use of Proceeds. Borrower shall use the proceeds of the Loans for the purposes set forth in this Agreement. Upon EIF's request, Borrower shall maintain any funds that have been advanced for such purposes, but not expended, in a segregated account at a depository institution satisfactory to EIF and, upon EIF's request, will deliver copies of all invoices for expenditure of such funds to EIF. Borrower shall not, without EIF's prior written approval, make any expenditure of any Loan in an amount in excess of 110% of the amount stated in the AFE pertaining to such expenditure that was approved by EIF.

         7.16 Dividends, Distributions and Redemptions. Borrower shall not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its interests now or hereafter outstanding (except as set forth in the Stockholders' Agreement), or return any capital or make any other distribution to its shareholders.

         7.17 Nature of Business. Borrower shall not engage in any business other than oil and gas development, production, processing, transportation and marketing, and business activities ancillary thereto.

         7.18 Restrictions on Liens. Subject to the rights of Borrower and the terms and provisions of the Proposed Oil and Gas Agreements, Borrower shall not create or incur, or suffer to be created or incurred or to exist, any Third Party Lien or Title Lien (other than EIF Liens or Permitted Liens) upon any of the Collateral, whether now owned or hereafter acquired, or upon the proceeds, income or profits therefrom, and shall pay all vendor payables and other trade payables when due.

         7.19 Collateral Sales. Except as set forth in Sections 7.6 and 7.7, or after approval by the Board of Directors voting as set forth in the Bylaws, Borrower shall not sell, lease, assign, transfer or otherwise dispose of any of the Collateral, except for sales of Hydrocarbons in the ordinary course of Borrower's business.

         7.20 Sale or Discount of Receivables. Borrower shall not discount or sell any of its notes receivable or accounts receivable.

         7.21 Affiliate Transactions. Except as set forth in Schedule 7.21, Borrower shall not engage in any transaction with any of its Affiliates, except on terms no less favorable to Borrower than are obtainable in arms-length transactions with third parties.

         7.22 Financial Covenants.

                  (a) As of January 1, 1999, EIF and Borrower shall determine whether Borrower can maintain a certain ratio of Borrower's total liabilities to its shareholders' equity.

                  (b) As of the last day of each fiscal quarter starting with the second quarter of 1998, the ratio of Borrower's (i) current assets to (ii) current liabilities, exclusive of any portion of the Loans that has been classified as current, shall not be less than 1 to 1. This calculation will exclude from current liabilities payables included in approved AFEs that have not been funded by EIF.

                  (c) As of the last day of each fiscal quarter, the ratio of Borrower's (i) net income before income taxes, plus interest expense, depreciation, and amortization deducted in determining such net income to (ii) total debt service expense, shall not be less than 1.15 to 1, starting with the third quarter of 1998; provided, however, that this ratio shall not apply to the Chevron Financing.

                  (d) Borrower shall not incur any additional debt including without limitation capital or financing leases (excluding trade payables incurred in the ordinary course of business) without the prior written consent of EIF.

         7.23 Key Employees. Borrower shall continue to employ Richard A. Bachmann as its President and Chief Executive Officer and each other employee who owns equity in Borrower with substantially the same responsibilities as of the date of this Agreement; or Borrower shall employ a suitable replacement of similar competence for such individual(s). Mr. Bachmann, and the other employees of Borrower identified in the Stockholders' Agreement or who become a party thereto, shall in the aggregate at all times own not less than fifty percent (50%) of the issued and outstanding common stock of Borrower.

         7.24 Environmental Laws Compliance. At any time during which Borrower is operator or engaged in or supervising work done on the Properties, subject to the rights of Borrower and the terms and provisions of the Proposed Oil and Gas Agreements, Borrower shall:

                  (a) Comply with all applicable Environmental Laws as they relate to the Properties and shall maintain and obtain, or cause to be maintained and obtained, all permits, licenses, and approvals now or hereafter required under all applicable Environmental Laws as they relate to the Properties;

                  (b)Not do or permit anything to be done that will subject the Properties, Borrower or EIF to any liability under any applicable Environmental Laws as they relate to the Properties, assuming disclosure to governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Properties;

                  (c) Promptly notify EIF in writing of any Environmental Complaint relating to the Properties which is known to Borrower, or any other existing, pending, or threatened investigation or inquiry by any governmental authority relating to the Properties known to Borrower and in connection with any applicable Environmental Laws;

                  (d) Take, or cause to be taken, all steps necessary to determine that no Hazardous Materials have been: (i) used or stored on, in or in connection with any Properties that Borrower acquires with any funds that Borrower receives from EIF in accordance with this Agreement, or disposed from such Properties, or (ii) treated, processed, discharged, or released on, to, in or from such Properties, except, in each case, in full compliance with all applicable Environmental Laws;

                  (e) Not cause or permit: (i) the use or storage of Hazardous Materials on, in or in any manner in connection with the Properties, or (ii) the treatment, processing, discharge, or release of any Hazardous Materials on, to, in or from the Properties, except, in each case, in full compliance with all applicable Environmental Laws;

                  (f) Keep, or cause the Properties to be kept, free of any and all Hazardous Materials, and shall remove the same (or if removal is prohibited by applicable law, shall take whatever action is required by applicable law) promptly upon discovery of such Hazardous Materials at Borrower's sole cost and expense, except in full compliance with all applicable Environmental Laws; and

                  (g) Provide, upon EIF's reasonable request, at any time, and from time to time, inspections, tests and audits of the Properties from an engineering or consulting firm approved by EIF indicating the presence or absence of Hazardous Materials on the Properties and compliance with all applicable Environmental Laws.

         7.25 Company Name and Address. Borrower shall not change its name, except as set forth on Schedule 7.25, or change the address of its principal place of business or executive office unless it has provided not less than thirty (30) days' prior written notice to EIF of such change.

         7.26 Mergers and Sales of Assets. Without the prior written approval of EIF which will not be unreasonably withheld, Borrower shall not merge or consolidate with or into any other entity unless Borrower is the surviving entity and no Event of Default has occurred or will occur as a result of such merger or consolidation. Borrower shall not lease, sell or transfer all, or substantially all, of its property, assets or business to any other Person, or dispose of or sell any material portion of its assets, property or business, or dispose of any equity in any subsidiary.

         7.27 Change of Control. Borrower shall not permit a Change of Control to occur and shall notify EIF within five (5) business days of obtaining information that a Change in Control may occur or is contemplated by any Person, except if EIF is the party gaining control.

         7.28 Operation of Assets. Borrower shall operate, or (if Borrower is not the operator thereof) shall use its best efforts to cause the operator thereof to operate, the Properties and all wells hereafter drilled upon or affecting the Properties continuously, in good and workmanlike manner, in accordance with the best usages of operators of leases in the area where the Properties are located and in accordance with the rules and regulations of all Requirements of Law.

         7.29 Borrower as Operator. Borrower shall use its best efforts to become and remain the operator of the Properties, as applicable.

         7.30 ERISA Compliance. Borrower covenants and agrees with EIF that, so long as this Agreement shall remain in effect, unless EIF otherwise consents in writing, which consent shall not be unreasonably withheld, such Borrower will not:

                  (a) Adopt any new Employee Benefit Plan, fund, or other arrangement that would be subject to Title IV or Section 302 of ERISA or
Section 412 of the Code; or

                  (b) Adopt or incur any obligation to contribute to any Multiemployer Plan.

         7.31 Additional Information. For so long as the Loans remain outstanding, Borrower shall permit EIF to substantially participate in, and influence the conduct of, management of Borrower through the exercise of any and all of the following rights.

                  (a) promptly provide to EIF such information as EIF shall reasonably request regarding Borrower's business, financial condition and prospects;

                  (b) if EIF reasonably believes that financial or other developments affecting Borrower have impaired or are likely to impair Borrower's ability to perform its obligations under this Agreement, permit EIF, upon request, reasonable access to Borrower's management and/or Board of Directors to present its views with respect to such developments;

                  (c) provide to EIF the financial information required in
Section 7.3 of this Agreement; and

                  (d) permit EIF to make the examinations and inspections of properties, books and records, and to consult with Borrower's officers, as required in Section 7.10 of this Agreement.

         7.32 No Loans or Guarantees to Officers, Directors, or Shareholders/Partners. Except as set forth on Schedule 5.21, Borrower shall not, directly or indirectly, make any guarantee, loan, advance, extension of credit, commitment to fund, or commitment to satisfy in any way, any debt, liability, or other obligation to any Person, including its officers, directors, employees, shareholders, partners or any Affiliate of such person, including, without limitation (a) an obligation to any bank under any letter of credit, (b) an obligation to maintain working capital or equity capital of the business other than the initial investment, or (c) an obligation to otherwise maintain the net worth or solvency of the business, with respect to any business in which Borrower are engaged other than the business described in
Section 7.17. Except for payments made to EIF pursuant to this Agreement, Borrower shall not make any repayment or take any other action covered by this
Section 7.32 without the prior written consent of EIF.

         7.33 Salaries and Bonuses. Subject to the following conditions, Borrower's Board of Directors shall be responsible for setting and controlling the salaries and bonuses of each officer and significant employee. The aggregate sum of all salaries and bonuses paid in fiscal year 1998 shall be in accordance with Section 7.3(j).

         7.34 Foreclosure. After an Event of Default, Borrower agrees that it will not permit or attempt in any way to hinder or interfere with the exercise of the power of sale granted in any of the Security Instruments, including without limitation the filing of a lis pendens, the initiation of any lawsuit or the requesting of injunctive relief from any court or tribunal, or any other action which would have the effect of hindering or delaying the exercise by EIF of any right or remedy under this Agreement or any Security Instrument, and Borrower shall execute and deliver to EIF any instrument reasonably requested by EIF and prepared at its expense, which is necessary to fully vest title to the Properties in EIF or the purchaser(s) of all or part of the Properties pursuant to any sale as provided for in the Security Instruments.

         7.35 Updates to Purchasers of Production Information. Borrower shall notify EIF in writing and within thirty (30) days of any changes to the information provided in Section 6.2(t) or within five (5) days of receiving a written request for such information from EIF.

         7.36 No Issuance of Equity. Except after approval by the Board of Directors voting as set forth in the Bylaws, for so long as the Loans remain outstanding, Borrower shall not issue any Shares or other classes of securities (whether equity or debt), or any options, warrants, calls, subscriptions, rights, agreements or commitments of any character obligating Borrower to issue any Capital or securities convertible into or exchangeable for or evidencing the right to purchase or subscribe for any Capital of Borrower without the prior written approval of EIF.

                                    ARTICLE 8
                         EVENTS OF DEFAULT; ACCELERATION

         8.1 If any of the following events (an "Event of Default," or, if the giving of notice or the lapse of time or both is required, then, prior to such notice and/or lapse of time, a "Default") shall occur:

                  (a) Borrower shall fail to make any payment of principal or interest on any Loan within five (5) Business Days after the date that such payment is due;

                  (b) Borrower shall fail to pay any fees, overriding royalty payments or other sums due hereunder or under any Loan Document within ten (10) days after the date that any such payment is due;

                  (c) Borrower shall fail to either (i) make a prepayment to EIF, or (ii) grant and convey to EIF additional collateral, in compliance with the terms of Section 2.9 of this Agreement within five (5) Business Days after the date on which Section 2.9 requires Borrower to take such action;

                  (d) Borrower shall fail to perform any other term, covenant or agreement contained herein or in any Loan Document and such failure shall continue for thirty (30) days after written notice of such failure has been given to Borrower by EIF;

                  (e) An event of default entitling EIF to accelerate any other loan from EIF to Borrower shall occur;

                  (f) Any representation or warranty of Borrower in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement or any other Loan Document shall prove to have been false in any material respect upon the date when made;

                  (g) Borrower shall default in the payment of any principal of or interest on any Indebtedness aggregating $100,000 or more beyond any period of grace provided with respect thereto unless the validity or amount of such Indebtedness shall currently be contested by Borrower in good faith by appropriate proceedings and unless Borrower shall have set aside on its books adequate reserves with respect thereto; or any other event shall occur which is specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness if the effect of such event is to cause or to permit the holder or holders of such Indebtedness to cause (assuming the giving of any notice and the lapse of any time period commencing on the giving of notice) such Indebtedness to become due prior to its stated maturity;

                  (h) Borrower shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property; (ii) be generally unable to pay its debts as such debts become due; (iii) make a general assignment for the benefit of its creditors; (iv) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect);
(v) file a petition seeking to take advantage of any other law of any jurisdiction relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts; (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against Borrower in an involuntary case under the United States Bankruptcy Code; or
(vii) take any action for the purpose of effecting any of the foregoing;

                  (i) A proceeding or case shall be commenced, without the application or consent of Borrower, in any court of competent jurisdiction, seeking (i) Borrower's liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of Borrower or of all or any substantial part of its assets, or (iii) similar relief in respect of Borrower under any law of any jurisdiction relating to bankruptcy, insolvency, reorganization, winding-up, or the composition or readjustment of its debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect for a period of sixty (60) days; or an order for relief against Borrower shall be entered in an involuntary case under any bankruptcy, insolvency, reorganization, winding-up, composition, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction; or

                  (j) A Change of Control of Borrower shall occur without the consent of EIF;

                  (k) There shall remain in force, undischarged, unsatisfied or unstayed, for more than sixty (60) days, any final judgment against Borrower that, with other outstanding final judgments, undischarged, against Borrower exceeds in the aggregate $100,000;

                  (l) Any breach of a representation, warranty, or covenant contained herein regarding any Employee Benefit Plan that, in the opinion of EIF, could subject Borrower to any tax, penalty or other liability; any Employee Benefit Plan or Multiemployer Plan shall fail to maintain the minimum funding standard required for any plan year or part thereof or extension of any amortization period is sought or granted under Section 412 of the Code; any Employee Benefit Plan or Multiemployer Plan is, shall have been, or is likely to be terminated or the subject of termination proceedings under ERISA; any Prohibited Transaction shall occur involving any Employee Benefit Plan; any Termination Event shall occur with respect to any Employee Benefit Plan; any Employee Benefit Plan shall have an Unfunded Current Liability; provided that there shall result from any such event or events the imposition of a lien upon the assets of Borrower or any ERISA Affiliate, the granting of a security interest, or a liability or a material risk of incurring a liability to the PBGC or a Multiemployer Plan or an Employee Benefit Plan or a trustee appointed under ERISA or a penalty under Section 4971 of the Code (or any combination thereof), which, in the opinion of EIF, will have an adverse effect on the business, operations, condition (financial or otherwise) or prospects of Borrower or any ERISA Affiliate.

Then, and in any such event, so long as the same may be continuing, EIF may, by notice in writing to Borrower, declare all amounts owing with respect to this Agreement and the Notes to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower; provided that in the event of any Event of Default specified in paragraphs (h) and (i) hereof, all such amounts shall become immediately due and payable automatically and without any requirement of notice from EIF. In addition, upon the occurrence of an Event of Default, EIF may exercise any of its rights and remedies under any of the Security Instruments.

                                   ARTICLE 9
                                INDEMNIFICATION

         9.1 Environmental Indemnity. Borrower shall indemnify, defend, and hold harmless EIF, its Affiliates, and their respective directors, officers, shareholders, partners, employees, consultants and agents (herein individually called an "Indemnified Party," and collectively called "Indemnified Parties") from and against, and shall reimburse and pay Indemnified Parties with respect to, any and all claims, demands, liabilities, losses, damages (including without limitation actual, consequential, exemplary and punitive damages), causes of action, judgments, penalties, fees, costs and expenses (including without limitation attorneys' fees, court costs and legal expenses and consultant's and expert's fees and expenses) of any and every kind or character, known or unknown, fixed or contingent, that may be imposed upon, asserted against, or incurred or paid by or on behalf of any Indemnified Party on account of, in connection with, or arising out of(a) the breach of any representation or warranty of Borrower relating to Environmental Laws or Hazardous Materials, or (b) the failure of Borrower to perform any agreement, covenant or obligation required to be performed by Borrower relating to Environmental Laws or Hazardous Materials, (c) any violation of or failure to comply with any Environmental Law now existing or hereafter occurring, (d) the removal of Hazardous Materials from the Properties (or if removal is prohibited by law, the taking of whatever action is required by law), (e) any act, omission, event or circumstance existing or occurring or resulting from or in connection with the ownership, construction, occupancy, operation, use or maintenance of the Properties, regardless of whether the act, omission, event or circumstance constituted a violation of or failure to comply with any Environmental Law at the time of its existence or occurrence, and (f) any and all claims or proceedings (whether brought by private party or governmental agency) for bodily injury, property damage, abatement or remediation, environmental damage, or impairment or any other injury or damage resulting from or relating to any Hazardous Material located upon or migrating into, on, from or through the Properties (whether or not any or all of the foregoing was caused by Borrower, a prior owner of the Properties, an operator or prior operator of the Properties, their respective tenants or subtenants, or any third party and whether or not the alleged liability is attributable to the handling, storage, use, treatment, processing, distribution, manufacture, generation, discharge, transportation or disposal of such Hazardous Material or the mere presence of such Hazardous Material on the Properties). Without limiting the generality of the foregoing, it is the intention of Borrower and Borrower agrees that the foregoing indemnities shall apply to each Indemnified Party with respect to claims, demands, liabilities, losses, damages (including without limitation actual, consequential, exemplary and punitive damages), causes of action, judgments, penalties, fees, costs, court costs and legal expenses and consultant's and expert's fees and expenses, of any kind or character, known or unknown, fixed or contingent, that in whole or in part are caused by or arise out of the negligence of such Indemnified Party; however, such indemnities shall not apply to any Indemnified Party to the extent the subject of the indemnification (including punitive damages) is caused by or arises out of the gross negligence or willful misconduct of such Indemnified Party; and provided further that such indemnities shall not apply to consequential damages incurred by the Lender. The foregoing indemnities shall be perpetual and shall survive the payment or satisfaction of the Loans and the release, foreclosure or other termination of the Security Instruments. Any amount owed by Borrower to EIF and to be paid hereunder by Borrower to EIF or for which Borrower has indemnified an Indemnified Party shall be a demand obligation owing by Borrower to EIF and shall bear interest at the Default Rate until paid, and shall constitute a part of the obligations of Borrower under this Agreement and shall be indebtedness evidenced by this Agreement and secured by the Security Instruments.

         9.2 GENERAL INDEMNITY. BORROWER AGREES TO INDEMNIFY EIF UPON DEMAND, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, PENALTIES, ACTIONS, JUDGMENTS, SUITS, SETTLEMENTS, COSTS, EXPENSES OR DISBURSEMENTS (INCLUDING REASONABLE FEES OF ATTORNEYS, ACCOUNTANTS, EXPERTS AND ADVISORS) OF ANY KIND OR NATURE WHATSOEVER (IN THIS SECTION COLLECTIVELY CALLED "LIABILITIES AND COSTS") WHICH TO ANY EXTENT (IN WHOLE OR IN PART) MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST EIF GROWING OUT OF, RESULTING FROM OR IN ANY OTHER WAY ASSOCIATED WITH ANY OF THE COLLATERAL, THE LOAN DOCUMENTS, OR THE TRANSACTIONS AND EVENTS (INCLUDING THE ENFORCEMENT OR DEFENSE THEREOF) AT ANY TIME ASSOCIATED THEREWITH OR CONTEMPLATED THEREIN. THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY EIF, PROVIDED ONLY THAT EIF SHALL NOT BE ENTITLED UNDER THIS SECTION TO RECEIVE INDEMNIFICATION FOR THAT PORTION, IF ANY, OF ANY LIABILITIES AND COSTS (INCLUDING PUNITIVE DAMAGES) WHICH IS PROXIMATELY CAUSED BY ITS OWN INDIVIDUAL GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED IN A FINAL JUDGMENT; PROVIDED THAT SUCH INDEMNITIES SHALL NOT APPLY TO CONSEQUENTIAL DAMAGES INCURRED BY THE LENDER. IF ANY PERSON (INCLUDING BORROWER OR ANY OF ITS AFFILIATES) EVER ALLEGES SUCH GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY EIF, THE INDEMNIFICATION PROVIDED FOR IN THIS SECTION SHALL NONETHELESS BE PAID UPON DEMAND, SUBJECT TO LATER ADJUSTMENT OR REIMBURSEMENT, UNTIL SUCH TIME AS A COURT OF COMPETENT JURISDICTION ENTERS A FINAL JUDGMENT AS TO THE EXTENT AND EFFECT OF THE ALLEGED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. ANY AMOUNT OWED BY BORROWER TO EIF AND TO BE PAID HEREUNDER BY BORROWER TO EIF, OR FOR WHICH BORROWER HAS INDEMNIFIED AN INDEMNIFIED PARTY, SHALL BE A DEMAND OBLIGATION OWING BY BORROWER TO EIF AND SHALL BEAR INTEREST AT THE DEFAULT RATE UNTIL PAID, AND SHALL CONSTITUTE A PART OF THE OBLIGATIONS OF BORROWER UNDER THIS AGREEMENT AND SHALL BE INDEBTEDNESS EVIDENCED BY THIS AGREEMENT AND SECURED BY THE SECURITY INSTRUMENTS. AS USED IN THIS SECTION THE TERM "EIF" SHALL REFER

NOT ONLY TO THE PERSON DESIGNATED AS SUCH IN THIS SECTION BUT ALSO TO EACH DIRECTOR, OFFICER, PARTNER, AGENT, ATTORNEY, EMPLOYEE, REPRESENTATIVE AND AFFILIATE OF SUCH PERSON.

                                   ARTICLE 10
                                    EXPENSES

         10.1 Borrower shall pay all reasonable costs and expenses incurred in connection with (i) EIF's due diligence review, and (ii) the preparation, execution and delivery, administration, amendment and enforcement of this Agreement, the Notes, the Loan Documents, the Security Instruments, and any agreements or documents prepared in connection therewith, including but not limited to the reasonable fees and out-of-pocket expenses of EIF's attorneys.

                                   ARTICLE 11
                             NOTICES; MISCELLANEOUS

         11.1 Notices. All notices and other communications made or required to be given pursuant to this Agreement or the Notes shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (if receipt is confirmed by the facsimile operator of the recipient), or delivered by overnight courier service or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

                  (i) To Borrower, as follows:

                  Energy Partners, Ltd.
                  1100 Poydras Street
                  Suite 1850
                  New Orleans, LA 70163
                  Attn:  Mr. Richard A. Bachmann
                  Facsimile No.: (504) 569-1874

                  with a copy to:

                  Hickey & Riess, LLC
                  1000 Whitney Bank Building
                  228 St. Charles Avenue
                  New Orleans, LA 70130
                  Attn:  F. Kelleher Riess, Esq.
                  Facsimile No.: (504) 581-5841

                  (ii) To EIF:

                  Energy Income Fund, L.P.
                  136 Dwight Road
                  Longmeadow, MA  01106
                  Attn:  Mr. Robert D. Gershen
                  Facsimile No.: (413) 567-7926

         Copies of all notices other than reports or other routine communications shall be delivered to:

                  Wilmer, Cutler & Pickering
                  2445 M Street, N.W.
                  Washington, D.C.  20037
                  Attn:  Thomas W. White, Esq.
                  Facsimile No.:  (202) 663-6363

         Any notice hereunder delivered in person or by facsimile (if receipt is confirmed by the facsimile operator of the recipient) shall be deemed given on the date thereof, any notice by registered or certified mail shall be deemed given three days after the date of mailing; and any notice by overnight courier shall be deemed given two days after shipment or the date of receipt, whichever is earlier.

         11.2 Miscellaneous.

                  (a) ENTIRE AGREEMENT. THIS AGREEMENT SUPERSEDES ALL PRIOR AGREEMENTS BETWEEN THE PARTIES (WRITTEN OR ORAL) AND IS INTENDED AS A COMPLETE AND EXCLUSIVE STATEMENT OF THE TERMS OF THE AGREEMENT BETWEEN THE PARTIES. THIS AGREEMENT MAY BE AMENDED OR MODIFIED ONLY BY A WRITTEN INSTRUMENT DULY EXECUTED BY THE PARTIES.

                  (b) GOVERNING LAW. THIS AGREEMENT AND THE NOTES ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND TOGETHER WITH ALL MATTERS ARISING UNDER OR GROWING OUT OF THIS AGREEMENT OR THE NOTES SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT AS TO ENFORCEMENT OF THE SECURITY INSTRUMENTS. IN ADDITION, EXCEPT AS TO THE VALIDITY AND ENFORCEMENT OF THE SECURITY INSTRUMENTS: BORROWER AND EIF AGREE THAT THE TRANSACTIONS CONTEMPLATED HEREBY ("TRANSACTIONS") BEAR A REASONABLE RELATIONSHIP TO THE COMMONWEALTH OF MASSACHUSETTS AND THAT THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS GOVERNS (I) ISSUES RELATING TO THE TRANSACTIONS, INCLUDING THE VALIDITY AND ENFORCEABILITY OF AN AGREEMENT RELATING TO SUCH TRANSACTIONS OR A PROVISION OF AN AGREEMENT, AND (II) THE INTERPRETATION OR CONSTRUCTION OF AN AGREEMENT RELATING TO THE TRANSACTIONS OR A PROVISION OF AN AGREEMENT.

                  (c) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (d) Parties in Interest. All the terms of this Agreement and the Notes shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided, that Borrower may not assign or transfer its rights hereunder without the express prior written consent of EIF.

                  (e) No Third Party Beneficiaries. Except as expressly provided herein, nothing in this Agreement shall entitle any person other than Borrower or EIF or their respective successors and assigns permitted hereby to any claim, cause of action, remedy or right of any kind.

                  (f) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in such or any other jurisdiction, so long as the purposes of this Agreement can still be accomplished in the manner anticipated by Borrower and EIF, or Borrower and EIF can agree to an acceptable modification to this Agreement. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts, no one of which needs to be executed by both parties, and this Agreement shall be binding upon both parties with the same force and effect as if both parties had signed the same document, and each such signed counterpart shall constitute an original of this Agreement.

                  (h) Renewal, Extension or Rearrangement. All provisions of this Agreement and of any Security Instruments relating to the Notes or Loans shall apply with equal force and effect to each and all promissory notes hereinafter executed that in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Loans originally represented by the Notes or of any part of such other Indebtedness.

                  (i) Cumulative Rights. The rights and remedies of EIF under the Notes, this Agreement, each Security Instrument and each other Loan Document shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

                  (j) Consents, Amendments, Waivers, Etc. Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement to be given by EIF may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by Borrower of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the express written consent of EIF. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of EIF in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon Borrower shall entitle Borrower to other or further notice or demand in similar or other circumstances.

                  (k) Jurisdiction. Any judicial proceeding brought against any of the parties hereto, with respect to this Agreement, may be brought in any court of competent jurisdiction in the Commonwealth of Massachusetts, irrespective of where such party may be located at the time of such proceeding, and by execution and delivery of this Agreement, each of the parties hereto hereby consents to the jurisdiction of any such court and waives any defense or opposition to such jurisdiction.

                  (l) WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. EACH PARTY HEREBY (a) KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY OF THE LOANS; (b) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (c) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS; AND (d) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

                  (m) Agent for Service. Borrower hereby appoints CT Corporation as its agent to receive on its behalf service of process in connection with this Agreement in the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the undersigned have executed this Agreement under seal as of the date first set forth above.


                                        ENERGY PARTNERS, LTD.


                                        By: /s/ RICHARD A. BACHMANN
                                           -------------------------------------
                                           Richard A. Bachmann
                                           President and Chief Executive Officer




                                        ENERGY INCOME FUND, L.P.

                                        By:  EIF General Partner, L.L.C.,
                                             its General Partner


                                        By: /s/ ROBERT D. GERSHEN
                                           -------------------------------------
                                           Robert D. Gershen
                                           A Managing Director